Exhibit 2.1
Merger Proposal
COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
THE UNDERSIGNED	DIE UNTERZEICHNETEN
Innocoll Holdings PLC,	Innocoll Holdings PLC,
a public company limited by shares incorporated under and governed by the laws of Ireland which has its registered office at 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon and is registered under the number 544604 on the register of companies in the Companies Registration Office in Ireland (hereinafter also the “Successor Company”), and	eine Aktiengesellschaft nach irischem Recht, mit Sitz in 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, eingetragen im Gesellschaftsregister (Companies Register) der Republik Irland unter der Eintragungsnummer 544604 (nachfolgend auch „Übernehmende Gesellschaft“), und
Innocoll AG,	Innocoll AG,
a stock corporation (Aktiengesellschaft) under German law, which has its corporate seat at Saal an der Donau, Germany (address: Donaustr. 24, 93342 Saal an der Donau) and is registered with the German commercial register of the Local Court of Regensburg under HRB 14298 (hereinafter also the “Transferor Company”),	eine Aktiengesellschaft nach deutschem Recht, mit Sitz in Saal an der Donau, Deutschland (Geschäftsanschrift: Donaustr. 24, 93342 Saal an der Donau), eingetragen im Handelsregister des Amtsgerichts Regensburg unter HRB 14298 (nachfolgend auch „Übertragende Gesellschaft“),
are hereinafter collectively referred to as the “Merging Companies”.	werden nachfolgend die „Verschmelzenden Gesellschaften“ genannt.
WHEREAS	VORBEMERKUNG
A.	A.
As at the date of this document the Successor Company’s issued share capital is EUR 25,000.00 consisting of 25,000 ordinary shares with a par value of EUR 1.00 each (hereinafter the “EURO Ordinary Shares”).	Zum Zeitpunkt der Unterzeichnung dieses Dokuments beträgt das Grundkapital der Übernehmenden Gesellschaft EUR 25.000,00, eingeteilt in 25.000 Aktien im Nominalwert von jeweils EUR 1,00 (nachfolgend „EURO-Standard-Aktien“).
The sole shareholder of the Successor Company is Mr. Turlough O’Connor, born 13 October 1969 and resident in 22 Barleyfields, Athlone, Co. Roscommon, Ireland (hereinafter referred to as the “Shareholder”).	Einziger Gesellschafter der Übernehmenden Gesellschaft ist Herr Turlough O’Connor, geb. am 13. Oktober 1969, wohnhaft in 22 Barleyfields, Athlone, Co. Roscommon, Irland (nachfolgend auch der „Gesellschafter“ genannt).
The authorized share capital of the Successor Company is USD 10,250,000 and EUR 200,000, divided into 1,000,000,000 ordinary shares with a par value of USD 0.01 per share, 100,000 Euro ordinary shares with a par value of EUR 1.00 per share, 100,000 Euro deferred shares with a par value of EUR 1.00 per share and 25,000,000 deferred shares with a par value of USD 0.01 per share.
Das genehmigte Kapital der Übernehmenden Gesellschaft beträgt USD 10.250.000 und EUR 200.000, eingeteilt in 1.000.000.000 Standard-Aktien mit einem Nominalwert von USD 0,01 je Aktie, 100.000 Euro Standard-Aktien mit einem Nominalwert von EUR 1,00 je Aktie, 100.000 Euro Nachrang-Aktien mit einem Nominalwert von EUR 1,00 Aktie je und 25.000.000 Nachrang-Aktien mit einem Nominalwert von USD 0,01 Aktie je.

COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
B.	B.
The stock capital of the Transferor Company amounts to EUR 1,837,493 consisting of 1,837,493 new non par-value shares registered in the name of the owner with a notional participation in the Transferor Company’s stock capital of EUR 1.00 per share (hereinafter also “Existing Ordinary Shares”).	Das Grundkapital der Übertragenden Gesellschaft beträgt EUR 1.837.493 eingeteilt in 1.837.493 auf den Namen lautende Stückaktien mit einem anteiligen Betrag am Grundkapital der Übertragenden Gesellschaft in Höhe von EUR 1,00 je Aktie (nachfolgend auch „Bestehende Aktien“).
The Transferor Company’s “American Depositary Shares” or “ADSs” are represented by certificates that are known as “American Depositary Receipts” or “ADRs” and are listed on the NASDAQ Global Market under the symbol “INNL”. Each ADS represents 1/13.25 ordinary shares in the Transferor Company. Citibank, N.A. is the depositary for the Transferor Company’s ADSs and the holder of record of the Existing Ordinary Shares that underlie the ADSs.	Die „American Depositary Shares“ oder „ADS“ der Übertragenden Gesellschaft werden verkörpert durch Aktienurkunden die als „American Depositary Receipts“ oder „ADRs“ bezeichnet werden und an dem Börsenplatz NASDAQ Global Market unter dem Symbol „INNL“ gelistet sind. Jede ADS steht für 1/13,25 Aktien der Übertragenden Gesellschaft. Citibank, N.A. verwahrt die ADS für die Übertragende Gesellschaft und ist Inhaber der Bestehenden Aktien, für die die ADS ausgegeben wurden.
The Constitution of the Successor Company, the successor company of the merger, is set out in Schedule 1 to this Merger Plan. With effect from the Effective Time (as defined in no. 8 of the Merger Plan), the Successor Company will adopt the new Constitution as attached in Schedule 2 of this Merger Plan.	Die Satzung der Übernehmenden Gesellschaft, als aus der Gesellschaft hervorgehende Gesellschaft, ist als Anlage 1 zu diesem Verschmelzungsplan beigefügt. Mit Wirksamkeit zum Wirksamkeitszeitpunkt (definiert in Nr. 8 des Verschmelzungsplans) wird die Übernehmende Gesellschaft die neue Satzung, wie sie als Anlage 2 dem Verschmelzungsplan beigefügt ist, beschließen.
C.	C.
The Merging Companies have come to the conclusion that it is desirable that they effectuate a statutory merger within the meaning of the Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross-border mergers of limited liability companies (hereinafter “Directive”), the European Communities (Cross-Border Mergers) Regulations 2008 (Irish Statutory Instrument no. 157 of 2008) (hereinafter “Regulations”), and Sec. 122a et seq. of the German Reorganization Act (Umwandlungsgesetz, hereinafter “UmwG”).	Die Verschmelzenden Gesellschaften sind zu dem Schluss gekommen, dass die Umsetzung einer Verschmelzung im Sinne der der Richtlinie 2005/56/EG des Europäischen Parlaments und des Rates vom 26. Oktober 2005 über die Verschmelzung von Kapitalgesellschaften aus verschiedenen Mitgliedstaaten (nachfolgend: „Richtlinie“), der European Communities (Cross-Border Mergers) Regulations 2008 (Irish Statutory Instrument No. 157 of 2008) (nachfolgend „Regulations“) sowie der §§ 122a ff. des deutschen Umwandlungsgesetzes („UmwG“), gewünscht ist.
D.	D.
As a result of the Merger, the Transferor Company, on being dissolved without going into liquidation, transfers all its assets and liabilities to the Successor Company in exchange for the issue of shares to its shareholders (hereinafter the “Existing	Als Folge der Verschmelzung überträgt die Übertragende Gesellschaft ihr gesamtes Aktiv- und Passivvermögen auf die Übernehmende Gesellschaft. Die Übertragende Gesellschaft erlischt kraft Gesetzes ohne Abwicklung. Als

COMMON CROSS-BORDER MERGER TERMS	GRENZÜBERSCHREITENDER VERSCHMELZUNGSPLAN
Shareholders”) in the share capital of the Successor Company (hereinafter the “Merger”).	Gegenleistung werden den Aktionären des Übertragenden Rechtsträger (nachfolgend die „Alt-Aktionäre“) Aktien an der Übernehmenden Gesellschaft gewährt.
The Merger as described above is a “merger by acquisition” under the Irish Regulations and UmwG.	Die oben beschriebene Verschmelzung ist eine „Verschmelzung durch Aufnahme“ (merger by acquisition) nach den irischen Regulations und dem UmwG.
E.	E.
The financial year of the Transferor Company runs from 1 January to 31 December of the same year. The last adopted annual accounts of each of the Transferor Company pertain to the financial year that ended on 31 December 2014.	Das Geschäftsjahr der Übertragenden Gesellschaft beginnt mit dem 1. Januar und endet mit dem 31. Dezember desselben Jahres. Der letzte festgestellte Jahresabschluss der Übertragenden Gesellschaft bezieht sich auf das Geschäftsjahr endend am 31. Dezember 2014.
The financial year of the Successor Company is 28 May 2015 to 31 October 2015. The last audited annual accounts for the Successor Company pertain to the financial year that ended on 31 October 2015. The board of directors of the Successor Company intends to alter the financial year of the Successor Company prior to the Effective Time so that it will run from 1 January to 31 December in the same year.	Das Geschäftsjahr der Übernehmenden Gesellschaft beginnt am 28. Mai 2015 und endet am 31. Oktober 2015. Der letzte geprüfte Jahresabschluss der Übernehmenden Gesellschaft bezieht sich auf das Geschäftsjahr endend am 31. Oktober 2015. Die Geschäftsführung der Übernehmenden Gesellschaft beabsichtigt das Geschäftsjahr der Übernehmenden Gesellschaft noch vorm Wirksamkeitszeitpunkt zu ändern, so dass es jeweils am 1. Januar beginnen und am 31. Dezember desselben Jahres enden wird.
F.	F.
None of the Merging Companies has been declared bankrupt, been granted a suspension of payments or been dissolved.	Keine der zu verschmelzenden Gesellschaften befindet sich in Liquidation oder ist Gegenstand eines Insolvenz- oder Vergleichsverfahrens.
G.	G.
The shares in the capital of each of the Merging Companies have been paid up in full. No depositary receipts for shares have been issued in respect of these shares; nor rights of usufruct or pledge been created in respect thereof.	Die Anteile am Kapital von jeder der Verschmelzenden Gesellschaften sind voll erbracht. In Bezug auf diese Anteile sind keine Anteilzertifikate ausgegeben worden. Es wurden weder Nießbrauchrechte noch ein Pfandrechte daran bestellt.
H.	H.
The Merging Companies do not have a works council in place.	Keine der Verschmelzenden Gesellschaften hat einen Betriebsrat.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
MERGER PLAN:	VERSCHMELZUNGSPLAN:
1. MERGER PLAN	1. VERSCHMELZUNGSPLAN
The management board of the Transferor Company and the Board of Directors of the Successor Company propose to effectuate a statutory merger within the meaning of the Regulations and Sec. 122a para. 2 UmwG in connection with Sec. 2 no. 1 and Sec. 60 et seq. UmwG, as a result of which
Der Vorstand der Übertragenden Gesellschaft und der Vorstand der Übernehmenden Gesellschaft schlagen eine Verschmelzung im Sinne der Regulations sowie § 122a Abs. 2 in Verbindung mit § 2 Nr. 1 und §§ 60 ff. UmwG vor, mit der Folge dass

a. the assets and liabilities of the Transferor Company will be transferred to the Successor Company;	a. das gesamte Aktiv- und Passivvermögen der Übertragenden Gesellschaft auf die Übernehmende Gesellschaft übertragen wird;
b. the Transferor Company will, by operation of law, dissolve without liquidation;	b. die Übertragende Gesellschaft kraft Gesetzes ohne Abwicklung erlischt;
c. the shares in the capital of the Transferor Company will lapse and new shares will be allocated by the Successor Company in exchange;	c. die Aktien an der Übertragenden Gesellschaft untergehen und als Gegenleistung neue Aktien an der Übernehmenden Gesellschaft gewährt werden;
d. all legal proceedings pending by or against the Transferor Company shall be continued with the substitution for Transferor Company of the Successor Company as a party;	d. alle anhängigen Rechtsstreitigkeiten gegen oder für die Übertragende Gesellschaft mit der Übernehmenden Gesellschaft statt der Übertragenden Gesellschaft als Partei fortgeführt werden sollen;

e.
every contract, agreement or instrument to which the Transferor Company is a party shall, notwithstanding anything to the contrary contained in that contract, agreement or instrument, be construed and have effect as if the Successor Company had been a party thereto instead of the Transferor Company;

e.
jeder Vertrag, jede Vereinbarung oder jedes Dokument mit der Übertragenden Gesellschaft als Partei soll ungeachtet des Inhalts des Vertrages, der Vereinbarung oder des Dokuments so ausgelegt werden und so wirken, als ob die Übernehmende Gesellschaft statt der Übertragenden Gesellschaft hiervon Partei gewesen wäre.

f. the Successor Company shall become a shareholder in any companies in which the Transferor Company holds a shareholding.	f. die Übernehmende Gesellschaft soll Gesellschafter aller Gesellschaften werden, an denen die Übertragende Gesellschaft als Gesellschafter beteiligt ist.
2. LEGAL FORM, COMPANY’S NAME AND SEAT	2. RECHTSFORM, FIRMA UND SITZ
5(2)(a), (b) of the Regulations, Article 5(a) of the Directive, Sec. 122c para. 2 no. 1 UmwG
The Transferor Company is a stock corporation (Aktiengesellschaft) under German law, which has its corporate seat at Saal an der Donau, Germany (address: Donaustr. 24, 93342 Saal an der Donau) and is registered with the German commercial register of the Local Court of Regensburg under HRB 14298.
Die Übertragende Gesellschaft ist eine Aktiengesellschaftnach deutschem Recht, mit Sitz in Saal an der Donau (Geschäftsanschrift: Donaustr. 24, 93342 Saal an der Donau), eingetragen im Handelsregister des Amtsgerichts Regensburg unter HRB 14298.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
The Successor Company is a public company limited by shares incorporated under and governed by the laws of Ireland which has its registered office at 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon and is registered under the number 544604 on the register of companies in the Companies Registration Office in Ireland.	Die Übernehmende Gesellschaft ist eine Aktiengesellschaft (public company limited by shares) nach irischem Recht, mit Sitz in 9 Block D, Monksland Business Park, Monksland, Athlone, Co. Roscommon, eingetragen im Gesellschaftsregister (Companies Register) der Republik Irland unter der Eintragungsnummer 544604.
3. CONSIDERATION	3. GEGENLEISTUNG
5(2)(c)(i) of the Regulations, Article 5(b) Directive, Sec. 122c para. 2 no. 2 UmwG
In consideration for the transfer to the Successor Company, on the Effective Time, of all the assets and liabilities of the Transferor Company pursuant to the Merger, each holder of Existing Ordinary Shares with a notional participation of EUR 1.00 each in the stock capital of the Transferor Company shall receive, as of the Effective Time, 13.25 (hereinafter the “Exchange Ratio”) ordinary shares with a par value of USD 0.01 per share in the Successor Company (hereinafter the “Consideration Shares”) for each Existing Ordinary Share.	Als Gegenleistung für die Übertragung des gesamten Aktiv- und Passivvermögens auf die Übernehmende Gesellschaft durch die Verschmelzung zum Wirksamkeitszeitpunkt erhält jeder Inhaber von Bestehenden Aktien mit einem anteiligen Betrag am Grundkapital der Übertragenden Gesellschaft in Höhe von jeweils EUR 1,00 am Grundkapital der Übernehmenden Gesellschaft zum Wirksamkeitszeitpunkt 13,25 (nachfolgend „Umtauschverhältnis“) Aktie(n) mit einem Nominalwert von je USD 0,01 pro Aktie an der Übernehmenden Gesellschaft (nachfolgend „Gegenleistungsaktien“) für jede Bestehende Aktie.
Existing Shareholders that due to the number of Existing Ordinary Shares held by them and the Exchange Ratio cannot be offered an even number of Consideration Shares shall not receive fractional rights in a Consideration Share. Fractional shares resulting from the Exchange Ratio shall be aggregated and sold on behalf of the respective shareholders by the exchange agent appointed by the Successor Company prior to the Effective Time. The sale proceeds shall be allocated to the owners of the respective fractional rights pro rata. The sale of fractional rights shall be accomplished without any costs for the Existing Shareholders.	Alt-Aktionäre, denen aufgrund der Anzahl der von Ihnen gehaltenen Bestehenden Aktien und des Umtauschverhältnisses keine glatte Anzahl an Gegenleistungsaktien gewährt werden kann, werden keine Teilrechte an einer Gegenleistungsaktie erhalten. Diese Bruchteilsaktien werden stattdessen im Interesse der Alt-Aktionäre mit anderen Bruchteilsaktien zusammengefasst und von dem von der Übernehmenden Gesellschaft vor dem Wirksamkeitszeitpunkt bestellte Umtauschbevollmächtigten verkauft. Die Verkaufserlöse werden anteilig den Inhabern der relevanten Teilrechte zugeteilt. Die Veräußerung der Bruchteilsaktien erfolgt ohne Kosten für die Alt-Aktionäre.
There will not be any additional cash payments or further adjustments.	Eine zusätzliche Zahlung oder sonstige Anpassung erfolgt nicht.
Pursuant to Regulation 7 of the Regulations and the UmwG and any further applicable German provisions the appropriateness of the Exchange Ratio and the Cash Compensation as determined by the Merging Companies has been confirmed by TAP Dr. Schlumberger Krämer Pothorn & Partner	Gemäß der Regulation 7 der Regulations und des UmwG sowie aller sonstigen anwendbaren deutschen Regelungen wurde die Angemessenheit des von den an der Verschmelzung beteiligten Gesellschaften festgelegten Umtauschverhältnisses und die Barabfindung von der TAP Dr.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
mbB Wirtschafts-prüfungsgesellschaft Steuerberater-gesellschaft, Munich, appointed as joint independent expert by the Regional Court (Landgericht) of Nuremberg-Fuerth as of 24 November 2015.	Schlumberger Krämer Pothorn & Partner mbB Wirtschaftsprüfungsgesellschaft Steuerberatergesellschaft, München, ernannt als gemeinsamer Verschmelzungsprüfer vom Landgericht Nürnberg-Fürth am 24. November 2015, bestätigt.
The report of the independent expert appointed by the Regional Court (Landgericht) of Nuremberg-Fuerth for both Merging Companies jointly (the “Expert’s Report”) will be made available in respect of the Transferor Company pursuant to Sec. 122f UmwG and Sec. 63 para. 4 UmwG by publication on the Transferor Company’s website for a time period beginning one month prior to the general meeting of the Transferor Company convened to approve the consent to the Merger and in respect of the Successor Company by having it available for inspection at the registered office of the Successor Company one month prior to the date that the Shareholder of the Successor Company passes a special resolution by way of a written resolution to approve the Merger.	Der Bericht des vom Landgericht Nürnberg-Fürth für beide Verschmelzenden Gesellschaften bestellten Verschmelzungsprüfers (der „Prüfungsbericht“) wird betreffend die Übertragende Gesellschaft gemäß § 122f UmwG und § 63 Abs. 4 UmwG durch Veröffentlichung auf der Internetseite der Übertragenden Gesellschaft einen Monat vor der Hauptversammlung der Übertragenden Gesellschaft, die über die Zustimmung zur Verschmelzung entscheiden soll, zugänglich gemacht und betreffend die Übernehmende Gesellschaft durch Auslegung am Sitz der Übernehmenden Gesellschaft einen Monat vor dem Tag, an dem der Gesellschafter der Übernehmenden Gesellschaft im Wege schriftlicher Beschlussfassung einen Sonderbeschluss betreffend die Zustimmung zur Verschmelzung fasst, zur Einsichtnahme zugänglich gemacht.
The Transferor Company will further publish the audit report in accordance with applicable law.	Die Übertragende Gesellschaft wird den Prüfungsbericht außerdem entsprechend den gesetzlichen Vorschriften veröffentlichen.
Prior to the Effective Time, a separate expert’s report on the valuation of the non-cash consideration for the allotment of the Consideration Shares as a result of the Merger will be prepared in compliance with Irish law.	Nach irischem Recht wird vor dem Wirksamkeitszeitpunkt ein separater Sachverständigenbericht betreffend die Bewertung der Sachgegenleistung für die Ausgabe der Gegenleistungsaktien infolge der Verschmelzung erstellt werden.
The Transferor Company intends to terminate the ADS facility, with such termination to be effective immediately on the Effective Time. As a result of the Merger, the 1/13.25 of an ordinary share of the Transferor Company which is currently represented by the ADS of the Transferor Company will become one ordinary share with par value of USD 0.01 each in the Successor Company. Therefore, on the termination of the ADS facility, every ADS holder will be able to exchange each cancelled ADS for the Consideration Share with par value of USD 0.01 in the Successor Company pursuant to the terms of the ADSs	Die Übertragende Gesellschaft beabsichtigt das ADS-Programm mit Wirksamkeit unmittelbar zum Wirksamkeitszeitpunkt zu beenden. Als Folge der Verschmelzung wird jeder 1/13,25-Bruchteil einer Bestehenden Aktie der Übertragenden Gesellschaft, der derzeit durch jeweils eine ADS repräsentiert wird, jeweils eine Gegenleistungsaktie mit einem Nominalwert von je USD 0,01 an der Übernehmenden Gesellschaft repräsentieren. Mit Beendigung des ADS-Programms wird jeder ADS-Inhaber somit die Möglichkeit haben, jeweils eine seiner beendeten ADS gegen jeweils eine Gegenleistungsaktie im Nominalwert von je USD 0.01 gemäß den Bestimmungen für die ADSs auszutauschen.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
4. TERMS OF THE ALLOTMENT OF SHARES – TRUSTEE	4. BEDINGUNGEN DER ZUTEILUNG VON AKTIEN – TREUHÄNDER
5(2)(c)(ii) of the Regulations, Article 5(c) of the Directive, Sec. 122c para. 2 no. 3 UmwG
At the Effective Time and by virtue of the Merger, all Existing Ordinary Shares in the Transferor Company will be cancelled by operation of law. In exchange thereof, the Successor Company will allot and issue the Consideration Shares in exchange for the Existing Ordinary Shares on the basis of the Exchange Ratio.	Zum Wirksamkeitszeitpunkt und im Wege der Verschmelzung erlöschen alle Bestehenden Aktien an der Übertragenden Gesellschaft kraft Gesetzes. Als Gegenleistung wird die Übernehmende Gesellschaft gemäß dem Umtauschverhältnis Gegenleistungsaktien für die Bestehenden Aktien zuteilen und ausgeben.
No costs shall be incurred by the Existing Shareholders due to the exchange of shares.	Den Alt-Aktionären entstehen keine Kosten in Verbindung mit dem Aktientausch.
The Consideration Shares shall be allotted and issued to the Existing Shareholders by operation of law on the Effective Time. Under Irish law, it is not possible to issue a share certificate in respect of the Consideration Shares prior to the Effective Time. No share certificates shall be issued in respect of the Consideration Shares on the Effective Time and the Consideration Shares will be eligible for deposit and clearing through the facilities of the Depository Trust Company (“DTC”). As a result no trustee pursuant to Sec. 71 UmwG is appointed.	Die Gegenleistungsaktien werden den Alt-Aktionären kraft Gesetzes am Wirksamkeitszeitpunkt zugeteilt und an diese ausgegeben. Nach irischem Recht ist es nicht zulässig, vor dem Wirksamkeitszeitpunkt eine Aktienurkunde über die Gegenleistungsaktien auszustellen. Eine Ausgabe von Aktienurkunden zur Verbriefung der Gegenleistungsaktien erfolgt nicht zum Wirksamkeitszeitpunkt diese werden durch die Einrichtungen der Depository Trust Company („DTC“) eingebucht (deposit) und gecleart werden können. Aus diesem Grund erfolgt keine Bestellung eines Treuhänders im Sinne von § 71 UmwG.
The issued share capital of the Successor Company immediately after the Effective Time will be 24,346,782 ordinary shares with a par value of USD 0.01 each and 25,000 EURO Deferred Shares with a par value of EUR 1.00 each. The authorised share capital of the Successor Company will also contain deferred shares with par value of USD 0.01 each to accommodate the automatic conversion of Consideration Shares held by withdrawing shareholders into deferred shares with par value of USD 0.01 each on a one for one basis upon the receipt of cash compensation (see no. 17 of the Merger Plan). The number of deferred shares in issue post-Merger will depend on the number of withdrawing shareholders that accept cash compensation.	Das ausgegebene Grundkapital der Übernehmenden Gesellschaft wird unmittelbar nach dem Wirksamkeitszeitpunkt 24,346,782 Stammaktien mit einem Nominalwert von je USD 0,01 sowie 25.000 EURO-Nachrang-Aktien mit einem Nominalwert von je EUR 1,00 betragen. Außerdem wird das genehmigte Grundkapital der Übernehmenden Gesellschaft nachrangige Aktien mit einem Nominalwert von je USD 0,01 umfassen, um hieraus die Umwandlung von Gegenleistungsaktien bewirken zu können, die bei Erhalt der Barabfindung durch einen austretenden Aktionär automatisch erfolgt (vgl. Nr. 17 des Verschmelzungsplans). Die Anzahl der im Anschluss an die Verschmelzung ausgegebenen nachrangigen Aktien , hängt von der Anzahl der austretenden Aktionäre ab, die das Angebot auf Barabfindung annehmen.
The Consideration Shares are expected to be listed on NASDAQ Global Market immediately following the Effective Time.	Es ist geplant, dass die Gegenleistungsaktien unmittelbar nach dem Wirksamkeitszeitpunkt am NASDAQ Global Market gelistet werden.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
At the Effective Time, the Consideration Shares will be eligible for deposit and clearing through the facilities of the Depository Trust Company (“DTC”).	Zum Wirksamkeitszeitpunkt wird Hinterlegung und Clearing der Gegenleistungsaktien durch die Einrichtungen der Depository Trust Company („DTC“) erfolgen können.
5. LIKELY REPERCUSSIONS ON EMPLOYMENT	5. VORAUSSICHTLICHE AUSWIRKUNGEN AUF DIE BESCHÄFTIGUNG
5(2)(d) of the Regulations, Article 5(d) of the Directive, Sec. 122c para. 2 no. 4 UmwG
The Merger has no direct effect on employment, since neither of the Merging Companies has employees.	Die Verschmelzung hat keine unmittelbare Auswirkung auf die Beschäftigung, da keine der Verschmelzenden Gesellschaften Arbeitnehmer hat.
No works council or comparable employee representing body under German or Irish law has been established at the Transferor Company or at the Successor Company.	Weder bei der Übertragenden Gesellschaft noch bei der Übernehmenden Gesellschaft besteht ein Betriebsrat oder eine vergleichbare, nach dem deutschen oder dem irischen Recht gebildete Arbeitnehmervertretung.
6. PROVISIONS REGARDING THE PROCESS OF WORKERS’ PARTICIPATION	6. ANGABEN ZUM VERFAHREN DER ARBEITNEHMERMITBESTIMMUNG
5(2)(i) of the Regulations, Article 5(j) of the Directive, Sec. 122c para. 2 no. 10 UmwG
Neither the Transferor Company nor the Successor Company has any employees and neither of the Merging Companies is subject to statutory employee participation nor do they operate under voluntary employee participation systems. Therefore, the merger does not have any impact on the employee participation. Therefore, in case of a cross-border merger with the successor company being not subject to German but to Irish law pursuant to the then prevailing and solely applicable Regulations no procedures are to be implemented by which arrangements for the involvement of employees in the definition of their rights to participation in the Successor Company are determined as provided for in Sec. 122c para. 2 no. 10 UmwG and 5(2)(i) of the Regulations. Accordingly, no separate information is disclosed in this Merger Plan in this respect.	Weder die Übertragende Gesellschaft noch die Übernehmende Gesellschaft beschäftigt Arbeitnehmer und keine der Verschmelzenden Gesellschaften unterliegt der gesetzlichen Mitbestimmung oder hat ein System fakultativer Arbeitnehmermitbestimmung. Die Verschmelzung hat daher keine Auswirkungen auf die Mitbestimmung. Ein Verfahren zur Regelung der Beteiligung der Arbeitnehmer an der Festlegung ihrer Mitbestimmungsrechte im Sinne des § 122c Abs. 2 Nr. 10 UmwG und 5(2)(i) der Regulations ist daher gemäß den hierfür im Falle einer Herausverschmelzung, bei der die übernehmende Gesellschaft nicht dem deutschen, sondern dem irischen Recht unterliegt, vorrangigen und allein maßgeblichen Bestimmungen der Regulations nicht durchzuführen. Entsprechend entfallen diesbezügliche Angaben im Verschmelzungsplan.
7. DIVIDEND RIGHTS AND BENEFITS CONFERRED ON MEMBERS OF THE MERGING COMPANIES	7. RECHT AUF GEWINNBETEILIGUNG UND VORTEILE FÜR GESELLSCHAFTER DER VERSCHMELZENDEN GESELLSCHAFTEN
5(2)(c)(iii) of the Regulations, Article 5(e) of the Directive, Sec. 122c para. 2 no. 5 UmwG
The Consideration Shares will entitle the Existing Shareholders to participate in profits of the Successor Company from the date of allotment of	Die Gegenleistungsaktien berechtigen die Alt-Aktionäre zu einer Beteiligung am Gewinn der Übernehmenden Gesellschaft ab dem Zeitpunkt

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
the Consideration Shares subject to the Successor Company having distributable reserves.	der Ausgabe der Gegenleistungsaktien vorausgesetzt bei der Übernehmenden Gesellschaft bestehen verteilbare Mittel.
The Consideration Shares to be issued and allotted in connection with the Merger pursuant to the Share Exchange Ratio shall rank pari passu in all respects with all other Consideration Shares and shall have the same rights attaching to them.	Die Gegenleistungsaktien, die im Zusammenhang mit der Verschmelzung auf Grundlage des Umtauschverhältnisses ausgegeben und zugeteilt werden, sind in jeder Hinsicht gleichwertig zu allen anderen Gegenleistungsaktien und vermitteln die gleichen Rechte.

The Successor Company has not issued any securities other than the EURO Ordinary Shares to the Shareholder. These EURO Ordinary Shares will be automatically converted into deferred shares with par value of EUR 1.00 each (hereinafter “EURO Deferred Shares”) on the Effective Time.
Die Übernehmende Gesellschaft hat ausgenommen der EURO-Standard-Aktien, welche an den Gesellschafter ausgegeben wurden, keine Wertpapiere ausgegeben. Die EURO-Standard-Aktien werden am Wirksamkeitszeitpunkt automatisch in nachrangige Aktien mit einem Nominalwert von je EUR 1,00 umgewandelt (nachfolgend „EURO-Nachrang-Aktien“).
The EURO Deferred Shares will be issued to the Shareholder to satisfy the minimum share capital requirement applicable to a public company under Irish law and will carry no voting rights or income rights and have only limited rights on a return of capital.	Die EURO-Nachrang-Aktien, die an den Gesellschafter ausgegeben werden, um die Mindestkapitalanforderungen nach irischem Recht für Aktiengesellschaften zu erfüllen, vermitteln kein Stimmrecht und kein Dividendenrecht und vermitteln nur eingeschränkte Rechte auf Einlagenrückgewähr.
8. EFFECTIVENESS OF THE MERGER	8. WIRKSAMKEIT DER VERSCHMEL-ZUNG
14(1),(4) of the Regulations, Article 13 of the Directive, Sec. 122a para. 2, 20 UmwG
The effectiveness of the Merger Plan is subject to the approval by the general meeting of the Transferor Company in the form of a notarial deed in accordance with Sec. 122a para. 2, Sec. 13, 65 UmwG. Furthermore, the effectiveness of the Merger Plan is subject to the approval by the Shareholder of the Successor Company pursuant to Regulation 10 of the Regulations.	Der Verschmelzungsplan wird nur wirksam, wenn die Hauptversammlung der Übertragenden Gesellschaft ihre Zustimmung in einer notariell aufgenommenen Niederschrift gemäß § 122a Abs. 2, §§ 13, 65 UmwG erteilt. Außerdem wird der Verschmelzungsplan erst wirksam wenn der Gesellschafter der Übernehmenden Gesellschaft gemäß Regulation 10 der Regulations zustimmt.
The Merger will become effective on the date fixed by the High Court of Ireland (hereinafter the “Irish High Court”) (hereinafter the “Effective Time”).	Die Verschmelzung wird wirksam mit dem Datum, das durch Entscheidung des irischen High Court festgesetzt wird (nachfolgend der „Irish High Court“) (nachfolgend „Wirksamkeitszeitpunkt“).
9. MERGER DATE	9. VERSCHMELZUNGSSTICHTAG
5(2)(e) of the Regulations, Article 5(f) of the Directive, Sec. 122c para. 2 no. 6, 122l para. 1, Sec. 17 para. 2 UmwG
The transfer of the assets and liabilities of the Transferor Company is effected with internal effect between the Merging Companies on – and the	Die Übertragung des Vermögens der Übertragenden Gesellschaft und die Abbildung der Finanzdaten der Übertragenden Gesellschaft seit

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
figures of the Transferor Company as of 1 January 2016, 00:00 o’clock onwards shall be accounted for in the annual accounts of the Successor Company as per – 1 January 2016, 00:00 o’clock (the “Merger Date”).	dem 1. Januar 2016, 00:00 Uhr im Jahresabschluss der Übernehmenden Gesellschaft erfolgen im Innenverhältnis mit Wirkung zum 1. Januar 2016, 00:00 Uhr („Verschmelzungsstichtag“).
From this point in time onwards all actions and business of the Transferor Company will be treated as being accomplished on account of the Successor Company.	Von diesem Zeitpunkt an gelten alle Handlungen und Geschäfte der Übertragenden Gesellschaft als für Rechnung der Übernehmenden Gesellschaft vorgenommen.
10. OTHER SECURITIES, SHARES AND SPECIAL RIGHTS	10. ANDERE WERTPAPIERE, AKTIEN UND SONDERRECHTE
5 (2)(f) of the Regulations, Article 5(g) of the Directive, Sec. 122c para. 2 no. 7 UmwG
The Transferor Company has neither issued preference shares, shares granting multiple voting rights or special rights in the sense of Sec. 122c para. 2 no. 7 UmwG nor have any comparable securities been issued apart from the rights set out in this no. 10 of the Merger Plan below.	Ausgenommen die folgende Darstellung in dieser Nr. 10 des Verschmelzungsplans hat die Übertragende Gesellschaft weder Vorzugsaktien noch Mehrstimmaktien ausgegeben oder Sonderrechte im Sinne von § 122c Abs. 2 Nr. 7 UmwG gewährt noch gibt es andere Wertpapiere in diesem Sinne.
The Transferor Company has entered into an option agreement dated July 2014 with certain shareholders and other option holders (together “Beneficiaries”) pursuant to which the current Beneficiaries are entitled to purchase up to 196,912 ordinary shares in the Transferor Company in the aggregate at the same adjusted exercise price of currently EUR 88.52 per ordinary share (hereinafter the “2014 Option Agreement”). According to a price adjustment as a result of the initial public offering, the USD 9.00 per ADSs price at the initial public offering led to the adjusted exercise price of EUR 88.52 per ordinary share, which initially amounted to EUR 100 per ordinary share. The total number of 205,199 options has been reduced to 196,912 options as 8,287 options have already been exercised. Pursuant to the 2014 Option Agreement at any time each of the Beneficiaries individually is entitled to claim by notice the allocation of new ordinary shares and the Transferor Company, subject to its duly and properly executed discretion, has to procure the allocation of such new ordinary shares. The Transferor Company created an authorized capital (Authorized Capital I) as set forth in its articles of association to cover at their management board’s sole discretion the required share issuance under the 2014 Option Agreement. The Successor	Im Juli 2014 hat die Übertragende Gesellschaft einen Optionsvertrag mit bestimmten Aktionären und anderen Optionsinhabern (zusammen „Begünstigte“) abgeschlossen, wonach die derzeitigen Begünstigten berechtigt sind, insgesamt bis zu 196.912 Aktien an der Übertragenden Gesellschaft zu dem gleichen angepassten Ausübungspreis von derzeit EUR 88,52 pro Aktie zu erwerben (der „2014 Optionsvertrag“). Gemäß einer Preisanpassung in Folge des Erstnotierung (IPO) führte der Betrag von USD 9,00 pro ADS beim IPO zu einem angepassten Ausübungspreis von EUR 88,52 pro Aktie, was ursprünglich bei EUR 100 pro Aktie lag. Die Gesamtanzahl der 205.199 Optionen wurde auf 196.912 Optionen reduziert, da 8.287 Optionen bereits ausgeübt wurden. Gemäß dem 2014 Optionsvertrag ist jeder Begünstigte jederzeit einzeln berechtigt, durch Mitteilung die Zuteilung von neuen Aktien zu verlangen und die Übertragende Gesellschaft hat, nach sorgfältiger und ordnungsgemäßer Ermessensausübung, die Zuteilung von solchen neuen Aktien sicherzustellen. Die Übertragende Gesellschaft hat ein genehmigtes Kapital (Genehmigtes Kapital I) geschaffen, wie es in der Satzung niedergelegt ist, damit der Vorstand nach seinem Ermessen die erforderliche Aktienausgabe nach dem 2014 Optionsvertrag vornehmen kann.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
Company will fully assume these obligations subject to adjustments to reflect the Exchange Ratio and its board of directors has the authority to issue the required amount of shares to meet its obligations under the 2014 Option Agreement in its authorized but unissued share capital. Therefore, the rights of the Beneficiaries shall remain unaffected by the Merger and shall continue with the Successor Company.	Die Übernehmende Gesellschaft wird diese Verpflichtungen vollständig übernehmen, vorbehaltlich Änderungen die dem Umtauschverhältnis Rechnung tragen und ihr Vorstand ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach dem 2014 Optionsvertrag durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen. Demgemäß sollen die Rechte der Begünstigten durch die Verschmelzung unberührt bleiben und gegenüber der Übernehmenden Gesellschaft fortbestehen.
The Transferor Company has further entered into individual option agreements with members of the management board and executive employees in December 2014 (“Individual Option Agreements”) pursuant to which the beneficiaries have been granted a total number of 24,784 options which are exercisable subject to certain black-out periods at an exercise price of USD 119.25 per option, which entitles the option holder to receive one ordinary share per option and to exchange these ordinary shares into ADSs. None of these options have been exercised. The Transferor Company created an authorized capital (Authorized Capital II) as set forth in its articles of association to cover at their management board’s sole discretion the required share issuance under the Individual Option Agreements. The Successor Company will fully assume these obligations subject to adjustments to reflect the Exchange Ratio and its board of directors has the authority to issue the required amount of shares to meet its obligations under the Individual Option Agreements in its authorized but unissued share capital.	Die Übertragende Gesellschaft hat weiterhin individuelle Optionsverträge mit Mitgliedern des Vorstands und leitenden Angestellten im Dezember 2014 abgeschlossen (”Individuelle Optionsverträge“), wonach die Begünstigten insgesamt 24.784 Optionen erworben haben, welche vorbehaltlich gewisser Sperrperioden zu einem Ausübungspreis von USD 119,25 pro Option, ausgeübt werden können, wonach die Optionsinhaber berechtigt sind, eine Aktie pro Option zugeteilt zu bekommen und diese in ADSs zu wandeln. Keine dieser Optionen wurde ausgeübt. Die Übertragenden Gesellschaft hat ein genehmigtes Kapital (Genehmigtes Kapital II) geschaffen wie es in der Satzung niedergelegt ist, damit der Vorstand nach seinem Ermessen die erforderliche Aktienausgabe nach den Individuellen Optionsverträgen vornehmen kann. Die Übernehmende Gesellschaft wird diese Verpflichtungen vollständig übernehmen, vorbehaltlich Änderungen, die dem Umtauschverhältnis Rechnung tragen und ihr Vorstand ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach den Individuellen Optionsverträgen durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen.
Based on shareholder resolution dated 4 December 2014 the Transferor Company pursuant to Sec. 192 para.2 no. 3 German Stock Corporation Act (Aktiengesetz, “AktG”) established a stock option plan in January 2015 pursuant to which members of its and its subsidiaries’ management board(s) and employees are eligible to acquire up to 150,920 ordinary shares in the Transferor Company pursuant to stock options (“Stock Option Plan”).	Auf der Grundlage des Hauptversammlungsbeschlusses vom 4. Dezember 2014 hat die Übertragende Gesellschaft gemäß § 192 Abs.2 Nr. 3 AktG im Januar 2015 einen Aktienoptionsplan beschlossen, wonach die Mitglieder ihrer Geschäftsführung und die der Geschäftsführung sowie Arbeitnehmer ihrer Tochtergesellschaften berechtigt sind, bis zu 150.920 Aktienoptionen auf Bezug von Aktien der

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
The shareholder resolution approved a contingent capital which provides for an increase of the Transferor Company’s stock capital by up to EUR 150,920 by issuance of up to 150,920 new ordinary shares issuable solely upon exercise of options granted under the stock option plan. The Transferor Company has granted 71,484 stock options to its subsidiaries’ management board(s) and employees. Stock options under the Stock Option Plan may be exercised at an exercise price determined, at the Transferor Company’s sole discretion, either (i) on the basis of 13.25 times the average closing price for the Transferors Company’s ADS on the NASDAQ Global Market on the last 10 trading days immediately preceding the date of grant or (ii) 13.25 times the price of the ADS on the NASDAQ Global Market on the date of grant. The exercise price is subject to adjustment upon changes in the Transferor Company’s capitalization provided that the exercise price is no less than EUR 1.00 per ordinary share. The Successor Company will assume these obligations, subject to adjustments in the price determination as the ADS program will be terminated and the Consideration Shares will be listed directly on NASDAQ through DTC and to reflect the Exchange Ratio, and the Successor Company’s board of directors has the authority to issue the required amount of shares to meet its obligations under the Stock Option Plan in its authorized capital but unissued share capital. It is anticipated that the stock options granted by Transferor Company to its own and it subsidiaries’ members of the management board and employees prior to the Merger will be reissued under the 2015 Plan after the Effective Time, subject to the consent of the relevant option holder.
Übertragenden Gesellschaft zu erwerben („Aktienoptionsplan“). Die Hauptversammlung hat ein bedingtes Kapital beschlossen, welches eine Erhöhung des Grundkapitals der Übertragenden Gesellschaft von bis zu EUR 150,920 durch Ausgabe von bis zu 150.920 neuen Aktien vorsieht, wobei die Ausgabe der Aktien allein aufgrund der Ausübung der Optionen nach dem Aktienoptionsplan erfolgt. Die Übertragende Gesellschaft hat den Geschäftsführungsmitgliedern und Arbeitnehmern ihrer Tochtergesellschaften 71.484 Optionen gewährt. Optionen gemäß dem Aktienoptionsplan können zu einem Ausübungspreis ausgeübt werden, der nach Ermessen der Übertragenden Gesellschaft bestimmt wird entweder (i) auf der Basis des 13,25 fachen des durchschnittlichen Schlusskurses der ADSs der Übertragenden Gesellschaft an der NASDAQ Global Market an den letzten 10 Handelstagen, die unmittelbar dem Zeitpunkt der Zuteilung vorangehen oder (ii) das 13,25-fache des ADS-Preises an der NASDAQ Global Market am Tag der Zuteilung. Der Ausübungspreis unterliegt Anpassungen aufgrund von Änderungen der Kapitalisierung der Übertragenden Gesellschaft, vorausgesetzt der Ausübungspreis sinkt nicht unter EUR 1,00 pro Aktie. Die Übernehmende Gesellschaft wird diese Verpflichtungen übernehmen, vorbehaltlich von Änderungen in der Preisfindung, da das ADS Programm beendet werden soll und die Gegenleistungsaktien über DTC unmittelbar an der NASDAQ gelistet werden sollen und vorbehaltlich von Änderungen die dem Umtauschverhältnis Rechnung tragen und der Vorstand der Übernehmenden Gesellschaft ist ermächtigt, die erforderliche Anzahl an Aktien auszugeben, um die Verpflichtungen nach dem Aktienoptionsplan durch sein genehmigtes, aber nicht ausgegebenes Kapital zu erfüllen. Es ist vorgesehen, dass die Aktienoptionen, die die Übertragende Gesellschaft ihren eigenen Geschäftsführungsmitgliedern und denen ihrer Tochtergesellschaften sowie deren Arbeitnehmern vor der Verschmelzung gewährt hat, nach dem 2015 Plan nach dem Wirksamkeitszeitpunkt erneut gewährt werden, vorbehaltlich der Zustimmung der relevanten Optionsinhaber.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
At the Effective Time and pursuant to the terms of this Merger Plan, each above-mentioned outstanding option to acquire shares of Transferor Company immediately prior to the Effective Time will be converted, as applicable, into an option to acquire or an award covering a number of ordinary shares of the Successor Company equal to the product obtained by multiplying (x) the number of Transferor Company ordinary shares subject to the option or award by (y) 13.25, at an exercise price (rounded up to the nearest whole cent) per Successor Company ordinary share equal to the quotient obtained by dividing (i) the exercise price per Transferor Company ordinary share by (ii) 13.25. If upon exercise of such converted options or awards the Successor Company would be required to issue fractional shares, the Successor Company is entitled to make a cash payment in the amount of the value of the fractional options, which amount shall be equivalent to the corresponding fraction of the Successor Company’s closing price of the Successor Company’s shares on NASDAQ Global Market on the day the option or award was exercised. Each Successor Company’s option or award as so assumed and converted will otherwise continue to have, and will otherwise be subject to, the same terms and conditions as applied to the applicable Transferor Company option immediately prior to the Effective Time.	Zum Wirksamkeitszeitpunkt und gemäß den Bedingungen dieses Verschmelzungsplans, wird jede der oben genannten ausgegebenen Optionen auf Aktien der Übertragenden Gesellschaft unmittelbar vor dem Wirksamkeitszeitpunkt, soweit anwendbar in eine Option oder in ein Anrecht umgewandelt, die einer Anzahl an Aktien der Übernehmenden Gesellschaft entsprechen, die dem Produkt entspricht, das resultiert aus der Multiplikation (x) der Anzahl der Aktien der Übertragenden Gesellschaft entsprechend den jeweiligen Optionen oder Anrechten mit (y) 13,25 des Ausübungspreises (gerundet auf den nächsten ganzen Cent) für eine Aktie der Übernehmenden Gesellschaft gemäß dem Quotient der gebildet wird durch die Teilung des (i) Ausübungspreises pro Aktie an der Übertragenden Gesellschaft durch (ii) 13,25. Falls auf Ausübung der so gewandelten Optionen oder Anrechte die Übernehmende Gesellschaft Bruchteilsaktien ausgeben müsste, ist die Übernehmende Gesellschaft berechtigt, Barauszahlungen in Höhe des Wertes der Bruchteilsoptionen auszuzahlen, wobei der Betrag dem entsprechenden Anteil des Schlusskurses der an der NASDAQ gelisteten Anteile der Übernehmenden Gesellschaft zum Tag der Ausübung der Option bzw. des Anrechts entsprechen muss. Jede Option bzw. jedes Anrecht, das so von der Übernehmenden Gesellschaft übernommen wurde, wird im Übrigen mit den gleichen Rechten ausgestattet sein und mit den gleichen Bedingungen fortbestehen wie unmittelbar vor dem Wirksamkeitszeitpunkt gegenüber der Übertragenden Gesellschaft bestanden.
11. SPECIAL RIGHTS, COMPENSATIONS AND PRIVILEGES	11. BESONDERE RECHTE, ENTSCHÄDIGUNG UND VORTEILE
5(2)(g) of the Regulations, Article 5(h) of the Directive, Sec. 122c para. 2 no. 8 UmwG
No specific advantages or benefits shall be provided, in connection with the Merger, to the independent expert, the members of the boards of directors / management board members or the supervisory board members of the Merging Companies or any other parties including experts who are involved in the Merger.	Im Zusammenhang mit der Verschmelzung werden keine besonderen Vorteile an den Verschmelzungsprüfer, Vorstands- oder Aufsichtsratsmitglieder der Verschmelzenden Gesellschaften oder sonstige Dritte einschließlich Sachverständige, die an der Verschmelzung beteiligt sind, gewährt.
The independent expert will receive adequate remuneration in relation to the tasks performed by it, in accordance with the terms agreed with the Merging Companies.	Der Verschmelzungsprüfer wird in Abstimmung zwischen den Verschmelzenden Gesellschaften eine im Verhältnis zu der von ihm durchgeführten Prüfung angemessene Vergütung erhalten.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
12. CONSTITUTION	12. SATZUNG
5 (2)(h) of the Regulations, Article 5 (i) of the Directive, Sec. 122c para. 2 no. 9 UmwG
The Constitution of the Successor Company is set out in Schedule 1 to this Merger Plan. The Constitution of the Successor Company that will apply from the Effective Time is attached in Schedule 2 of this Merger Plan.	Die Satzung der Übernehmenden Gesellschaft, ist diesem Dokument als Anlage 1 beigefügt. Ab dem Wirksamkeitszeitpunkt wird die als Anlage 2 beigefügte Satzung für die Übernehmende Gesellschaft gelten.
13. INFORMATION ON VALUATION OF ASSETS AND LIABILITIES THAT WILL BE TRANSFERRED TO THE SUCCESSOR COMPANY	13. ANGABEN ZUR BEWERTUNG DES AKTIV- UND PASSIVVERMÖGENS DAS AUF DIE ÜBERNEHMENDE GESELLSCHAFT ÜBERGEHT
5 (2)(j) of the Regulations, Article 5 (k) of the Directive, Sec. 122c para. 2 no. 11 UmwG
The valuation of assets and liabilities of the Transferor Company takes into account all ascertainable risks in accordance with the principles of conservative commercial accounting.	Die Bewertung der Vermögensgegenstände und Schulden der Übertragenden Gesellschaft trägt allen erkennbaren Risiken nach den Grundätzen vorsichtiger kaufmännischer Buchführung Rechnung.
The transfer of the assets and liabilities of the Transferor Company will be carried out at book values for commercial purposes, as can be concluded from the Transferor Company’s balance sheet as of 31 December 2015. Principally, the Transferor Company’s balance sheet for tax purposes as per 31 December 2015 should show the fair market value of the assets and liabilities; however it could opt to record at intermediate values or at book values. In this case the recognition is intended to be carried out at book values in accordance with the applicable law.	Die Übertragung des Vermögens der Übertragenden Gesellschaft auf die Übernehmende Gesellschaft erfolgt handelsrechtlich zu Buchwerten, wie sie sich aus der Bilanz der Übertragenden Gesellschaft auf den 31. Dezember 2015 ergeben werden. In der steuerlichen Schlussbilanz der Übertragenden Gesellschaft auf den 31. Dezember 2015 ist das übergehende Vermögen grundsätzlich mit dem gemeinen Wert anzusetzen, wobei ein Wahlrecht zum Ansatz zu Zwischenwerten oder Buchwerten besteht. Vorliegend ist der Ansatz zu Buchwerten in Übereinstimmung mit den anwendbaren Vorschriften beabsichtigt.
The Successor Company will value the assets and liabilities of the Transferor Company at the Effective Time with a view to the financial reporting in its trade balance at the balance values as used in the balance sheet of the Transferor Company.	Die Übernehmende Gesellschaft wird zum Wirksamkeitszeitpunkt für Zwecke der Rechnungslegung die Aktiva und Passiva der Übertragenden Gesellschaft in ihrer Handelsbilanz mit den in der Bilanz der Übertragenden Gesellschaft angesetzten Buchwerten ansetzen.
14. BALANCE SHEETS	14. BILANZEN
5(2)(k) of the Regulations, Article 5(l) of the Directive, Sec. 122c para. 2 no. 12 UmwG

For the purposes of Regulation 5(2)(k), of the Regulations, this Merger Plan has been prepared on the basis of the the audited accounts of the Successor Company to 31 October 2015 and the unaudited interim balance sheet of the Transferor Company as per October 2015.
Hinsichtlich der Regelung in Regulation 5/2)(k) der Regulations wurde dieser Verschmelzungsplan auf Basis des geprüften Jahresabschlusses der Übernehmenden Gesellschaft zum 31. Oktober 2015 und der ungeprüften Zwischenbilanz der Übertragenden Gesellschaft zum 31. Oktober 2015 aufgestellt.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)

For the purpose of Sec. 122c para. 2 no. 12 UmwG, the conditions for the Merger are based on the audited accounts of the Successor Company to 31 December 2015 and on the unaudited balance sheet of the Transferor Company as per 31 December 2015.
Hinsichtlich der Regelung in § 122c Abs. 2 Nr. 12 UmwG werden die Bedingungen der Verschmelzung wurden auf Grundlage des geprüften Jahresabschlusses der Übernehmenden Gesellschaft zum 31. Dezember 2015 und der ungeprüften Bilanz der Übertragenden Gesellschaft zum 31. Dezember 2015 festgelegt.
15. Proposed Composition of Management BOARD	15. ZUSAMMENSETZUNG DES GESCHÄFTSFÜHRUNGSORGANS
The current composition of the board of directors of the Successor Company is as follows:	Aktuell setzt sich der Vorstand der Übernehmenden Gesellschaft wie folgt zusammen:
• Gordon Dunn; and • Turlough O’Connor.	• Gordon Dunn; und • Turlough O’Connor.
Following the Merger, the composition of the board of directors of the Successor Company will be as follows:	Im Anschluss an die Verschmelzung wird sich die Verwaltung der Übernehmenden Gesellschaft (board of directors) wie folgt zusammensetzen:
• Jonathan Symonds; • Shumeet Banerji; • David R. Brennan; • James Culverwell; • Rolf D, Schmidt; • Joseph Wiley; • Anthony Zook.	• Jonathan Symonds; • Shumeet Banerji; • David R. Brennan; • James Culverwell; • Rolf D, Schmidt; • Joseph Wiley; • Anthony Zook.
16. REAL PROPERTY	16. GRUNDBESITZ
The Transferor Company does not own any real estate.	Die Übertragende Gesellschaft hält keinen Grundbesitz.
17. CASH COMPENSATION	17. BARABFINDUNG
Article 4(2) of the Directive, Sec. 122i UmwG
Each Existing Shareholder of the Transferor Company who objects to the merger resolution on the record shall receive the following settlement offer from the Transferor Company in accordance with Sec. 122i UmwG:	Die Übertragende Gesellschaft macht jedem ihrer Aktionäre, der gegen den Verschmelzungsbeschluss Widerspruch zur Niederschrift erklärt, folgendes Abfindungsangebot im Sinne von § 122i UmwG:

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
Each shareholder of the Transferor Company, who records his objection at the general meeting that resolves on the consent to the Merger in the minutes (hereinafter “Objecting Shareholder”), is offered to receive a cash compensation in the amount of EUR 123.23 (in words: one hundred and twenty-three Euro and twenty-three Cent) per share against acquisition of his shares in the Transferor Company by the Transferor Company and this obligation is assumed by the Successor Company on the Effective Time.	Jedem Aktionär der Übertragenden Gesellschaft, der auf der Hauptversammlung, welche über die Zustimmung zur Verschmelzung beschließt, einen Widerspruch zur Niederschrift erklärt („Widersprechender Aktionär“), wird gegen Erwerb seiner Anteile an der Übertragenden Gesellschaft durch die Übertragende Gesellschaft eine Barabfindung in Höhe von EUR 123,23 (in Worten: hundertdreiundzwanzig Euro und dreiundzwanzig Cent) pro Anteil angeboten, wobei diese Verpflichtung infolge der Verschmelzung auf die Übernehmende Gesellschaft übergeht. Übernehmende Gesellschaft übergeht.
The due cash compensation to be paid to Objecting Shareholders in accordance with the below provisions of the Transferor Company who record their objection at the general meeting in the minutes, shall be paid out following the Effective Time.	Die an die Widersprechenden Aktionäre der Übertragenden Gesellschaft, die auf der Hauptversammlung einen Widerspruch zur Niederschrift erklären, zahlbare Barabfindung wird gemäß der nachfolgenden Bestimmungen nach dem Wirksamkeitszeitpunkt ausbezahlt.
From the date on which notice of delivery of the order by the Irish High Court regarding the effectiveness of the Merger (see no. 8 of the Merger Plan) to the Registrar of the Irish Companies Register has been published by the Registrar in the Companies Registration Office Gazette maintained by the Registrar (hereinafter the “Merger Publication Date”) interest on the cash compensation shall accrue at the rate of 5 percentage points per annum above the applicable base interest rate pursuant to Sec. 247 German Civil Code (BGB).
Die Barabfindung ist mit Ablauf des Tages, an dem die Anzeige über die Übermittlung der Entscheidung des Irish High Court für das Wirksamwerden der Verschmelzung (vgl. Nr. 8 dieses Verschmelzungsplans) an den Registrar durch den Registrar in der Companies Office Registration Gazette geführt durch den Registrar veröffentlicht wird (nachfolgend „Verschmelzungsveröffentlichungsdatum“), mit jährlich fünf Prozentpunkten über dem jeweils gültigen Basiszinssatz gemäß § 247 BGB zu verzinsen.

The offer may be accepted only within two months from the Merger Publication Date (Sec. 122i para. 1 sent. 3, Sec. 30 para. 1 sent. 2, Sec. 15 para. 2 UmwG).	Das Angebot kann nur binnen zwei Monaten nach dem Verschmelzungsveröffentlichungsdatum (§§ 122i Abs. 1 S. 3, 30 Abs. 1 S. 2., 15 Abs. 2 UmwG) angenommen werden.
In case procedures contesting the cash compensation pursuant to Sec. 122i UmwG (Spruchverfahren) should be initiated, the time period to accept the offer of cash compensation shall lapse at the earliest two months following the day on which the final and binding decision of the competent court or a binding settlement has been published in due form.	Sollten Spruchverfahren gemäß § 122i UmwG eingeleitet werden, läuft die Frist für die Annahme des Angebots zur Zahlung einer Barabfindung frühestens zwei Monate nach dem Tag ab, an dem die endgültige und rechtskräftige Entscheidung des zuständigen Gerichts oder ein verbindlicher Vergleich ordnungsgemäß veröffentlicht wird.
On accepting the offer to receive cash compensation no costs shall be incurred by the Objecting Shareholders, including commissions or other bank administrative fees and no discount shall be made from the cash compensation.	Bei der Annahme des Angebots entstehen den Widersprechenden Aktionären keine Kosten, einschließlich Kommissionen oder sonstigen Verwaltungsgebühren der Bank und es wird dementsprechend kein Abzug von der Barabfindung vorgenommen.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
The aforementioned shall not apply to any taxes on capital gains by the Objecting Shareholders. Each Objecting Shareholder shall bear such taxes separately.	Vorstehendes betrifft jedoch nicht Steuern auf etwaige Kapitalerträge eines Widersprechenden Aktionärs. Jeder Widersprechende Aktionär zahlt diese Steuern selbst.

From the perspective of the Successor Company and pursuant to the Constitution of the Successor Company as of the Effective Time and applicable Irish law the procedure for payment of cash compensation against transfer of shares will be implemented in two steps as follows: (i) following acceptance of the cash compensation by an Objecting Shareholder and upon receipt of the cash compensation amount (plus applicable interest) by an Objecting Shareholder, the Consideration Shares received by such Objecting Shareholder are automatically converted into deferred shares of USD 0.01 each in the Successor Company on a one for one basis. The deferred shares will carry no voting rights or income rights and have only limited rights on a return of capital equal to the nominal value of those shares; (ii) post-conversion such deferred shares will either due to a decision of the Successor Company or upon request of the respective Objecting Shareholder be acquired by the Successor Company for nil consideration.
Aus Sicht der Übernehmenden Gesellschaft und nach der Satzung der Übernehmenden Gesellschaft in der zum Wirksamkeitszeitpunkt geltenden Fassung und dem maßgeblichen irischen Recht erfolgt die Umsetzung der Zahlung der Barabfindung gegen Übertragung der Aktien in zwei Schritten wie folgt: (i) Nach Annahme des Angebots auf Barabfindung durch einen Widersprechenden Aktionär und Erhalt der Barabfindung (zuzüglicher angefallener Zinsen) durch einen Widersprechenden Aktionär werden die Gegenleistungsaktien dieses Widersprechenden Aktionärs automatisch in nachranginge Aktien mit einem Wert von je USD 0,01 im Verhältnis 1:1 umgewandelt. Die nachrangigen Aktien vermitteln kein Stimmrecht und kein Dividendenrecht und vermitteln nur eingeschränkte Rechte auf Einlagenrückgewähr entsprechend deren Nominalwert; (ii) im Anschluss an die Umwandlung in nachranginge Aktien werden diese entweder aufgrund einer Entscheidung der Übernehmenden Gesellschaft oder auf Antrag des jeweiligen Widersprechenden Aktionärs durch die Übernehmende Gesellschaft ohne Gegenleistung erworben.
If a shareholder is unlawfully refused admission to the general meeting that votes on approval of the merger or if the general meeting is not properly called or the resolution to be voted on by the general meeting is not duly published in advance, this shall be deemed equivalent to an objection made in accordance with Sec. 122i UmwG.	Dem Widerspruch nach § 122i UmwG steht es gleich, wenn ein nicht erschienener Aktionär zu der die Zustimmung zum Verschmelzungsbeschluss beschließenden Hauptversammlung zu Unrecht nicht zugelassen worden ist oder die Hauptversammlung nicht ordnungsgemäß einberufen oder der Gegenstand der Beschlussfassung nicht ordnungsgemäß bekannt gemacht worden ist.
The cash compensation has been calculated based on a valuation of the Transferor Company executed in accordance with the statutory requirements under Irish and German law.	Die Barabfindung wurde auf Basis einer Bewertung der Übertragenden Gesellschaft in Übereinstimmung mit den gesetzlichen Vorgaben nach irischem und deutschem Recht berechnet.
In accordance with the Regulations and the UmwG as well as any further applicable German provisions the appropriateness of the cash compensation has been confirmed by the independent expert, TAP Dr. Schlumberger Krämer Pothorn & Partner mbB Wirtschaftsprüfungsgesellschaft Steuer-beratergesellschaft, Munich, appointed by	In Übereinstimmung mit den Regulations und dem UmwG sowie allen sonstigen anwendbaren deutschen Regelungen wurde die Angemessenheit der Barabfindung durch den Verschmelzungsprüfer, TAP Dr. Schlumberger Krämer Pothorn & Partner mbB Wirtschafts-prüfungsgesellschaft

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
the Regional Court (Landgericht) Nuremberg-Fuerth.	Steuerberatergesellschaft, München, bestellt durch das Landgericht Nürnberg-Fürth, bestätigt.
18. CONTESTATION OF CASH COMPENSATION	18. SPRUCHVERFAHREN
The German procedure to contest the cash compensation (Spruchverfahren) pursuant to the respective German provisions (Spruchverfahrensgesetz) shall be applicable regarding the shareholders of the Transferor Company. The German courts shall have exclusive jurisdiction for such procedures.	Für Aktionäre der Übertragenden Gesellschaft findet das deutsche Spruchverfahren nach dem deutschen Spruchverfahrensgesetz Anwendung. Für dieses Verfahren haben deutsche Gericht ausschließliche Gerichtsbarkeit.
19. RIGHT TO RESCISSION	19. RÜCKTRITTSRECHT
The Successor Company is entitled to rescind the Merger Plan by written notice provided to the Transferor Company at the latest until the end of the third day following the day of the general meeting of the Transferor Company resolving on the consent to the Merger.	Die Übernehmende Gesellschaft ist berechtigt durch schriftliche Erklärung gegenüber der Übertragenden Gesellschaft abzugeben bis spätestens zum Ende des dritten Tags nach dem Tag der Hauptversammlung der Übertragenden Gesellschaft, die über die Zustimmung zur Verschmelzung beschließt, von diesem Verschmelzungsplan zurückzutreten.
Furthermore, the Successor Company shall be entitled to rescind the Merger Plan by written notice provided to the Transferor Company in case the following conditions have not been fulfilled by the time of the final hearing of the Irish High Court under Regulation 14 of the Regulations:	Außerdem ist die Übernehmende Gesellschaft berechtigt durch schriftliche Erklärung gegenüber der Übertragenden Gesellschaft vom Verschmelzungsplan zurückzutreten, wenn eine der Folgenden Voraussetzungen nicht bis spätestens bis zur abschließenden Anhörung vor dem Irish High Court gemäß Regulation 14 der Regulations eingetreten ist:
• the SEC has declared the registration statement on Form F-4 filed by the Successor Company effective, and no stop order with respect thereto shall be in effect;	• die SEC hat das Registration Statement nach Form F-4, eingereicht durch die Übernehmende Gesellschaft, für wirksam erklärt und keine sog. Stop-Order ist diesbezüglich in Kraft;
• the Consideration Shares of the Successor Company are authorized for listing on NASDAQ, subject to official notice of issuance;	• die Gegenleistungsaktien der Übernehmenden Gesellschaft sind unter Voraussetzung der offiziellen Anzeige ihrer Ausgabe zugelassen zur Listung an der NASDAQ;
• the Consideration Shares of the Successor Company have been deemed eligible for deposit, book-entry and clearance services by the Depositary Trust Company and its affiliates;	• die Gegenleistungsaktien der Übernehmenden Gesellschaft wurden durch die Depositary Trust Company und ihre Tochtergesellschaften zur Hinterlegung, Einbuchung und Clearance zugelassen;

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
• the issuance of an order by the Irish High Court certifying that the Successor Company has completed properly the pre-merger acts and formalities for the Merger in accordance with the Regulations;
•
das Ergehen einer Anordnung des Irish High Court enthaltend die Bestätigung, dass die Übernehmende Gesellschaft alle Handlungen und Formalitäten ordnungsgemäß erfüllt hat, die gemäß der Regulations für eine Verschmelzung erforderlich sind;

• the issuance of a merger certificate (Verschmelzungsbescheinigung) by the German commercial register competent for the Transferor Company in accordance with Sec. 122k para. 2 UmwG;	• die Ausstellung einer Verschmelzungsbescheinigung gemäß § 122k Abs. 2 UmwG durch das für die Übertragende Gesellschaft zuständige Handelsregister;

•
no event, change, circumstance, discovery, announcement, occurrence, effect or state of facts having occurred that, individually or in the aggregate, leads or would reasonably be expected to lead to the value of the assets and liabilities of the Transferor Company to be transferred to the Successor Company as a result of the Merger to be lower than the nominal value of the Consideration Shares in the Successor Company to be issued on the Effective Time.

•
kein Eintritt eines Vorfalls, einer Änderung, eines Umstand, einer Entdeckung, Bekanntmachung, eines Vorkommnisses, Effekts oder Sachverhalts, der einzeln oder zusammengenommen dazu führt oder vernünftigerweise davon ausgegangen werden kann, dass er dazu führt, dass der Wert der von der Übertragenden Gesellschaft im Wege der Verschmelzung auf die Übernehmende Gesellschaft zu übertragenden Aktiva und Passiva niedriger ist als der Nennbetrag der Gegenleistungsaktien, die die Übernehmende Gesellschaft zum Wirksamkeitszeitpunkt ausgeben werden.

For the avoidance of doubt, no such right of rescission shall be exercisable following the Effective Time.	Klarstellend wird festgehalten, dass nach dem Wirksamkeitszeitpunkt kein Rücktrittsrecht mehr ausgeübt werden kann.
In the event of a rescission a copy of the required notice of the Successor Company shall be forwarded for notification purposes to the notary notarizing this Merger Plan for German law purposes.	Im Falle eines Rücktritts soll eine Kopie der erforderlichen Rücktrittserklärung der Übernehmenden Gesellschaft dem diesen Verschmelzungsplan für deutsche rechtliche Zwecke beurkundenden Notar nachrichtlich weitergeleitet werden.
20. CREDITOR PROTECTION	20. GLÄUBIGERSCHUTZ
15 of the Regulations, Sec. 122j UmwG
Rights of creditors of the Transferor Company are set out in Sec. 122j UmwG. The creditors of the Transferor Company are entitled to receive security pursuant to Sec. 122j para. 1 sent. 1 UmwG insofar as they are not in a position to demand satisfaction. Such right shall only be granted to creditors of the Transferor Company pursuant to Sec. 122j para. 1 sent. 2 UmwG (i) who file their claim within two months following the day, on which the Merger Plan or its draft is published by
Die Rechte der Gläubiger der Übertragenden Gesellschaft ergeben sich aus § 122j UmwG. Den Gläubigern der Übertragenden Gesellschaft ist gem. § 122j Abs. 1 S. 1 UmwG Sicherheit zu leisten, soweit sie nicht Befriedi-gung verlangen können. Dieses Recht steht den Gläubigern der Übertragenden Gesell-schaft gemäß § 122j Abs. 1 S. 2 UmwG jedoch nur zu, wenn sie (i) binnen zwei Monaten nach dem Tag, an dem der Verschmelzungsplan oder sein Entwurf gemäß § 122d S. 2 UmwG durch das für die

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)

the court competent with respect to the Transferor Company pursuant to Sec. 122d sent. 2 UmwG in written form stating the basis and amount of their claim, and (ii) who substantiate that the fulfillment of their claims is prejudiced by the Merger. Such right to receive security pursuant to Sec. 122j para. 2 UmwG shall only be granted to creditors of the Transferor Company with regard to such claims that have come into existence prior to or up to 15 days following the publication of the Merger Plan or its draft pursuant to Sec. 122d sent. 2 UmwG by the court competent for the Transferor Company.
Übertragende Gesellschaft zuständige Gericht bekannt gemacht worden ist, ihren Anspruch nach Grund und Höhe schriftlich anmelden, und (ii) glaubhaft machen, dass durch die Verschmelzung die Erfüllung ihrer Forderungen gefährdet wird. Ein solches Recht auf Sicherheitsleistung steht den Gläubigern der Übertragenden Gesellschaft gemäß § 122j Abs. 2 UmwG nur im Hinblick auf solche Forderungen zu, die vor oder bis zu 15 Tage nach Bekanntmachung des Verschmelzungsplans oder seines Entwurfs gemäß § 122d S. 2 UmwG durch das für die Übertragende Gesellschaft zuständige Gericht entstanden sind.
Such claim shall be ascertained directly against the Transferor Company under its registered address (Donaustr. 24, 93342 Saal an der Donau, Germany).	Der Anspruch ist unmittelbar gegenüber der Übertragenden Gesellschaft unter deren Geschäftsanschrift (Donaustr. 24, 93342 Saal an der Donau) geltend zu machen.

Creditors of the Successor Company at the date of publication of the delivery of the Merger Plan to the Registrar of Companies in Ireland under Regulation 8 of the Regulations are entitled to be heard at the final hearing of the Irish High Court to confirm the Merger under Regulation 14 of the Regulations.
Zum Zeitpunkt der Veröffentlichung der Einreichung des Verschmelzungsplans beim Registrar of Companies in Irland gemäß Regulation 8 der Regulations existierende Gläubiger der Übernehmenden Gesellschaft haben das Recht, in der letzten Anhörung des irischen High Courts zur Bestätigung der Verschmelzung gemäß Regulation 14 der Regulations angehört zu werden.
Pursuant to Regulation 8(1)(b)(vi) and 8(1)(3)(b) of the Regulations notice regarding the arrangements for exercising rights of creditors of the Merging Companies shall be included in the Form CBM1 filed with the Registrar of Companies. The Successor Company shall procure the publication in the Companies Registration Office Gazette and two Irish national daily newspapers of the particulars as set forth in Regulation 8(1) of the Regulations at least one month before the date that the Shareholder passes by way of written resolution a special resolution to approve the Merger, which shall include information on the arrangements made for the exercise of the rights of creditors and of any minority shareholders of the Merging Companies and the addresses at which complete information on those arrangements may be obtained free of charge.	Nach Regulation 8(1)(b)(vi) und 8(1)(3)(b) der Regulations ist bei der Einreichung des Formulars CBM1 beim Registrar of Companies auf die Modalitäten der Ausübung der Rechte der Gläubiger der an der Verschmelzung beteiligten Gesellschaften hinzuweisen. Die Übernehmende Gesellschaft hat sicherzustellen, dass in der Companies Registration Office Gazette und in zwei irischen landesweiten Tageszeitungen die Informationen gemäß Regulation 8(1) der Regulations spätestens einen Monat vor dem Tag, an dem der Gesellschafter im Wege schriftlicher Beschlussfassung einen Sonderbeschluss betreffend die Zustimmung zur Verschmelzung fasst, veröffentlicht werden, welche Angaben betreffend die Modalitäten der Ausübung der Rechte von Gläubigern und Minderheitsgesellschaftern der Verschmelzenden Gesellschaftern enthalten und die Adressen angeben, unter denen vollständige Informationen betreffend diese Modalitäten kostenfrei eingeholt werden können.

THE MERGING COMPANIES HEREBY AGREE ON THE FOLLOWING PLAN FOR A STATUTORY MERGER (“MERGER PLAN”)	DIE VERSCHMELZENDEN GESELLSCHAFTEN STELLEN HIERMIT DEN FOLGENDEN VERSCHMELZUNGSPLAN AUF („VERSCHMELZUNGSPLAN“)
21. APPROVAL BY THE SUPERVISORY BOARD	21. ZUSTIMMUNG DES AUFSICHTSRATS
On 20 December 2015, the supervisory board of the Transferor Company approved the Merger Plan.	Der Aufsichtsrat der Übertragenden Gesellschaft hat dem Abschluss des Verschmelzungsplans am 20. Dezember 2015 zugestimmt.
22. FILING	22. HINTERLEGUNG / EINREICHUNG
8 of the Regulations, Sec. 122d UmwG
This Merger Plan will be filed with the competent German commercial register of the Transferor Company of the Local Court of Regensburg pursuant to Sec. 122d UmwG.	Dieser Verschmelzungsplan wird gemäß § 122d UmwG beim für die Übertragende Gesellschaft zuständigen Handelsregister des Amtsgerichts Regensburg eingereicht.
This Merger Plan will further be filed with the Registrar of Companies in Ireland pursuant to Regulation 8 of the Regulations.	Dieser Verschmelzungsplan wird gemäß Regulation 8 der Regulations beim Registrar of Companies von Irland eingereicht werden.
23. COSTS	23. KOSTEN
The costs incurred by this Merger Plan and its execution shall be borne by the Successor Company except in case of a rescission of the Merger Plan in which case each Merging Company shall bear its own costs.	Die durch den Verschmelzungsplan und seine Durchführung entstehenden Kosten trägt die Übernehmende Gesellschaft, ausgenommen im Fall der Ausübung eines Rücktrittsrechts, in dem jede Verschmelzende Gesellschaft ihre eigenen Kosten zu tragen hat.
24. SEVERABILITY CLAUSE	24. SALVATORISCHE KLAUSEL
If any one or more of the provisions of this Merger Plan or any part thereof is or becomes invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Merger Plan shall not in any way be affected or impaired thereby. In such circumstances, the parties shall agree to replace any invalid or unenforceable provision by a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. This shall apply accordingly to gaps.	Sollten einzelne Bestimmungen dieses Verschmelzungsplans unwirksam oder nicht durchführbar sein oder werden, so bleiben die übrigen Teile insgesamt wirksam. An die Stelle der unwirksamen oder undurchführbaren Bestimmungen werden die Parteien solche vereinbaren, die den mit den unwirksamen oder undurchführbaren Bestimmungen verfolgten wirtschaftlichen Zwecken in zulässiger Weise am nächsten kommen. Dies gilt entsprechend für Lücken.
25. FINAL PROVISIONS	25. SCHLUSSBESTIMMUNGEN
This Merger Plan (which for German law purposes has been included in a notarial deed) have been prepared in German and English language. For purposes of the registration in Germany, the German version shall prevail. For purposes of the registration in Ireland, the English version shall prevail. This Merger Plan has been read out in German and English language.
Dieser Verschmelzungsplan (der für deutsches Recht in eine Notariatsurkunde aufgenommen wurde) wurde in deutscher und englischer Sprache verfasst. Für Zwecke der Eintragung in Deutschland, ist ausschließlich die deutsche Fassung maßgeblich. Für Zwecke der Eintragung in Irland ist die englische Fassung maßgeblich. Dieser Verschmelzungsplan wurde in deutscher und englischer Sprache verlesen.

SCHEDULE 1 to Merger Proposal
MEMORANDUM OF ASSOCIATION
OF
INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
(As altered pursuant to a special resolution passed on [         ])
1.
The name of the Company is Innocoll Holdings Public Limited Company.

2.
The Company is a public limited company registered under Part 17 of the Companies Act, 2014.

3.
The objects for which the Company is established are:-

3.1
To carry on the business of a holding company and to co-ordinate the administration, finances and all other activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company including the incorporation of any one or more subsidiaries and in particular to carry on the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any corporation in which the Company is interested upon such terms as may be thought fit.

3.3
To acquire any such shares and other securities as are mentioned in the preceding paragraphs by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4
To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any corporation or corporations now or hereafter incorporated or acquired which may be or may become a Group Company of, or an Affiliate of the Company, or to any corporation or corporations now or hereafter incorporated or acquired (which are not Group Companies) with which the Company may be or may become associated.

3.5
To provide financing and financial investment, management and advisory services to any Group Company or Affiliate, which shall include granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company or Affiliate and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company or Affiliate by such bank.

3.6
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7
To apply for and register as a company with any stock exchange and to list all or any part of its share capital on any such stock exchange subject to the rules and regulations governing the listing of shares applicable in the relevant jurisdiction.

3.8
To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.9
To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group Company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group Companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees, directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.10
To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.11
To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property, investment or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.12
To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.13
To apply for, register, purchase, lease, hold, use, control, license, assign or otherwise acquire or dispose any patents, patent rights, brevets d’invention, copyrights, formulae, trademarks, licences, inventions, processes, distinctive marks, technology, know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention or technology which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.14
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to directly or indirectly benefit the Company.

3.15
To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.16
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.17
To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency, swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.18
To carry on the business of financing and re-financing, whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.
3.19
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the holding company or a subsidiary (as defined by Sections 7 and 8 of the Companies Act 2014) of the Company or another subsidiary as defined by the said Sections of the Company’s holding company or otherwise associated with the Company in business.

3.20
To borrow, raise finance or secure the payment of money (in any currency) in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.21
To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.22
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.23
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.24
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.25
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.26
To construct, erect, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.27
To purchase and maintain insurance for the benefit of any person who is an officer or employee or former officer or employee of the Company or of a subsidiary of the Company or in which the Company has an interest whether direct or indirect or who is or was trustee of any retirement benefits scheme or any other trust in which any such officer or employee or former officer or employee is or has been interested, indemnifying such person against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may lawfully be insured against.
3.28
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.29
To purchase and maintain insurance in respect of the payment of interest and/or capital on any notes, bonds or debentures issued by the Company for the benefit of such persons as may for the time being hold any such notes, bonds or debentures.

3.30
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.31
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company, any Group Company or Affiliate.

3.32
To adopt such means of making known the products of the Company or of any Group Company or Affiliate as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.33
To allot and issue fully paid shares of the Company in payment or part payment of any property or asset purchased or otherwise acquired by the Company or for any past services performed for the Company or any Group Company.

3.34
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.35
To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, subject always to the provisions of the Act and any other applicable laws.

3.36
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.37
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.38
To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothecation, lien or charge.

3.39
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.40
To procure that the central management and control of the Company be located in any country. To cause the Company or any Group Company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.41
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.42
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.43
To sell, exchange, mortgage, charge, let and grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration.

3.44
To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

3.45
To obtain any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.46
To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or any Group Companies or its or their employees and to subscribe to any association or fund for any such purposes.

3.47
To enter into any arrangement with any government or authority or person that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, authority or person, any legislation, orders, rights, privileges, franchises and concessions which the Directors of the Company may think it desirable to obtain and to carry out, and to exercise and comply with the same.

3.48
To make or receive gifts by way of capital contribution, gratuity, charitable aid or otherwise.

3.49
To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.50
To receive voluntary dispositions of all or any part of the property and rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.51
To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares in or debentures of the Company or any corporation which is at any given time the Company’s holding company.

3.52
To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are capable of being conveniently carried on in connection therewith.

NOTE A:   The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.
NOTE B:   It is hereby declared that:
(a)
the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph;

(b)
the term “corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity wherever incorporated;

(c)
the term “Group Company” or “Group Companies” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

(d)
the term “Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person; and

(e)
the term “Act” has the meaning ascribed to such term in the Articles of Association.

4.
The liability of the members is limited.

5.
The authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of  €1.00 each.

The shares forming the capital may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

ARTICLES OF ASSOCIATION
OF
INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY
(As altered pursuant to a special resolution passed on [          ])

Part I — Preliminary
1.
Interpretation

(a)
The provisions of the Companies Act 2014 which are stated therein to apply to a public limited company (or a PLC as that term is defined in the Companies Act 2014), save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles and will bind the Company and its members.

(b)
Without prejudice to Section 1007(4) of the Companies Act 2014 and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Companies Act 2014, any such optional provision of the Companies Act 2014 shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Companies Act 2014 (and the expression “optional provision” shall take its meaning from Section 1007(2) of the Companies Act 2014).

(c)
In these Articles the following expressions shall, unless the context otherwise requires, have the following meanings:

“Act”
the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force or, where the context so admits or requires, any one or more of such acts;
“address”
includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“advanced electronic signature”
the meaning given to that expression in the Electronic Commerce Act 2000;
“Approved Nominee”
a person appointed under contractual arrangements with the Company to hold Shares or rights or interests in Shares on a nominee basis including, without limitation, in connection with the provision of depository, system operator and/or back-entry transfer services;
“Articles”
these articles of association for the time being in force;
“Assistant Secretary”
any person appointed by the Secretary or the Board from time to time to assist the Secretary;
“Auditor” or “Auditors”
the statutory auditor or auditors from time to time of the Company;
“Clear Days”
in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
“Company”
Innocoll Holdings Public Limited Company (company registration number 544604);
“Company Conversion Notice”
a notice in writing from the Company to a Holder of Ordinary Shares notifying them of the conversion of a specified number of the Ordinary Shares held by them in accordance with Article 5;

“Deferred Shares”
the deferred shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;
“Directors” or “Board”
the directors from time to time of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name;
“dividend”
includes interim dividends and bonus dividends;
“electronic communication”
the meaning given to that word in the Electronic Commerce Act 2000;
“electronic signature”
the meaning given to that word in the Electronic Commerce Act 2000;
“Euro Deferred Shares”
the deferred shares of  €1.00 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;
“Exchange”
any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time;
“Exchange Act”
The U.S. Securities and Exchange Act of 1934, as amended;
“Group”
the Company and its subsidiaries for the time being;
“Holder” or “Shareholder”
in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;
“Member Associated Person”
with respect to any member means (A) any person controlling, directly or indirectly, or acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with, such member, (B) any beneficial owner of shares of the Company owned of record or beneficially by such member and (C) any person controlling, controlled by or under common control with such Member Associated Person;
“Memorandum”
the memorandum of association of the Company for the time being in force;
“Merger”
the cross-border merger between Innocoll AG and the Company with Innocoll AG being the disappearing entity and the Company being the surviving entity in a merger by acquisition;
“Ordinary Resolution”
a resolution of the Company’s shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders entitled to attend and vote);
“Ordinary Shares”
ordinary shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;

“paid up”
paid-up as to the nominal value and any premium payable in respect of the issue of any shares and includes credited as paid-up;
“qualified certificate”
the meaning given to that word in the Electronic Commerce Act 2000;
“Redeemable Shares”
shares in the capital of the Company that are redeemable in accordance with the provisions of these Articles or the terms of issue of such class or series of shares;
“Register”
the register of members to be kept by the Company as required by the Act;
“Registered Office”
the registered office for the time being of the Company within the meaning of Section 50 of the Act;
“Seal”
the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;
“SEC”
the Securities and Exchange Commission of the United States;
“Secretary”
the Secretary of the Company and any person appointed to perform the duties of the Secretary of the Company or if there are joint secretaries any of the joint secretaries;
“Share” or “share”
in relation to any share, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;
“Special Resolution”
a resolution of the Company’s shareholders passed by at least 75% of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders entitled to attend and vote); and
“Treasury Shares”
shares in the Company which have been redeemed or purchased by the Company as are being held by the Company as treasury shares in accordance with Chapter 6 of Part 3 of the Act.
(d)
Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company and the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt or issuance of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(e)
Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

(f)
Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(g)
The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(h)
References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended or re-enacted and may be from time to time and for the time being in force.

(i)
In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(j)
References in these Articles to US$, USD, or dollars shall mean the currency of the United States of America and to € or c or Euro or cent shall mean the currency for the time being of Ireland.

(k)
Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.

PART II — REGISTERED OFFICE
2.
Registered Office

The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.
PART III — SHARE CAPITAL AND RIGHTS
3.
Share capital

Without prejudice to the power of the Board to issue and allot shares pursuant to the following Articles, the authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of  €1.00 each.
4.
Rights of shares on issue

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by Ordinary Resolution determine.
5.
Ordinary Shares

(a)
On the receipt by a Holder of Ordinary Shares of cash compensation in connection with the Merger (a “Withdrawing Shareholder”), the Company may, by the service of a Company Conversion Notice, convert some or all of the Ordinary Shares held by a Withdrawing Shareholder (the “Withdrawing Shares”) into fully paid Deferred Shares on a one for one basis. Upon conversion, the Withdrawing Shares shall convert by an automatic process of re-designation into Deferred Shares, without any further action by a Withdrawing Shareholder.

(b)
The conversion of any Ordinary Shares into Deferred Shares in accordance with this Article 5 shall not constitute an alteration, abrogation, variation or modification of the rights attached to those classes of shares.

6.
Deferred Shares

(a)
The holders of the Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Deferred Shares will only be entitled to the payment of a total of €0.001 on such shares provided the net proceeds of the liquidation exceed €100,000,000,000,000 pari passu with the holders of Ordinary Shares and the Euro Deferred Shares and the holders of the Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)
The Company may at any time by serving notice on a Holder of the Deferred Shares:

(i)
acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act;

(ii)
appoint any person to execute on behalf of such Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(iii)
cancel any Deferred Shares so acquired.

(c)
A Holder of Deferred Shares may at any time, by serving notice on the Company, request the Company to acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act. In that event, the Company may:

(i)
appoint any person to execute on behalf of the requesting Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(ii)
cancel any Deferred Shares so acquired.

(d)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(e)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Deferred Shares as aforesaid nor the cancellation thereof by the Company in accordance with this Article 6 shall constitute a variation or abrogation of the rights or privileges attached to the Deferred Shares and accordingly the Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

7.
Euro Deferred Shares

(a)
The holders of the Euro Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Euro Deferred Shares will only be entitled to the payment of an aggregate sum of €0.001 on all such shares provided the net proceeds of the liquidation exceed €100,000,000,000 pari passu with the holders of Ordinary Shares and the Deferred Shares and the holders of the Euro Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)
The Company may at any time by serving notice on the Holders of the Euro Deferred Shares:

(i)
acquire all or any of the Euro Deferred Shares in issue otherwise than for valuable consideration in accordance with section 102(1) of the Act and without obtaining the sanction of the Holders thereof;

(ii)
appoint any person to execute on behalf of the Holders of the said Euro Deferred Shares a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition;

(iii)
cancel any Euro Deferred Shares so acquired; and

(iv)
pending such acquisition and/or transfer, retain the certificate (if any) for such Euro Deferred Shares.

(c)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(d)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares as aforesaid nor the cancellation thereof by the Company in accordance with this Article 7 shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

8.
Redeemable shares

(a)
Subject to the provisions of the Act, any shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by Special Resolution determine. In addition and subject as aforesaid, the Company is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a Special Resolution of the Company) any of its shares which have been converted into redeemable shares. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as Treasury Shares and re-issue such Treasury Shares as shares of any class or classes or cancel them subject to the provisions of the Act.

(b)
Subject to the provisions of the Act, the Company may convert any of its shares into redeemable shares.

(c)
Subject to Article 8(d), an Ordinary Share shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (in this Article an “arrangement”) between the Company and any person pursuant to which the Company acquires, agrees to acquire, or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act.

(d)
The provisions of Article 8(c) shall not apply to a particular arrangement if the Board resolves, prior to the existence or creation of that arrangement, that the arrangement concerned is to be treated as a purchase or acquisition of shares pursuant to Article 51(a) or as otherwise permitted by the Act (including Section 102(1) of the Act), in which case the arrangement shall be so executed as a purchase or acquisition, in accordance with Article 51(a) and/or the relevant provision(s) of the Act, and not a redemption of shares.

9.
Variation of rights

(a)
The rights attached to any class of shares may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of the class provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy shall constitute the necessary quorum. The rights attached to any class of shares may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such meeting the provisions of Article 61 shall apply.

(b)
The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

10.
Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company. The obligations of an Approved Nominee under this Article shall be limited to disclosure of such information relating to the beneficial ownership of any share as has been recorded by it pursuant to arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed an Approved Nominee.
11.
Disclosure of interests

If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member:
(a)
(A) has been duly served with a notice under Section 1062 of the Act (a “Section 1062 notice”) and is in default for the prescribed period (as defined in sub-paragraph (f)(ii)) in supplying to the Company the information thereby required; or (B) in purported compliance with such a Section 1062 notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(i)
in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company; and

(ii)
where the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of the class concerned, then the direction notice may additionally direct that:

(A)
except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member (but the provisions of this sub-paragraph (A) shall apply only to the extent permitted from time to time by the listing rules of any Exchange on which the Company’s shares are listed); and/or

(B)
no other distribution shall be made on the default shares; and/or

(C)
no transfer of any of the default shares held by such member shall be registered unless:

(I)
the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(II)
the transfer is an approved transfer (as defined in sub-paragraph(f)(iii));

and the Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.
(b)
Where any person appearing to be interested in the default shares has been duly served with a direction notice or copy thereof and the default shares which are the subject of such direction notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such default shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

(c)
Where the member upon whom a Section 1062 notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

(d)
Any direction notice shall immediately cease to have effect:

(i)
in relation to any shares which are transferred by such member by means of an approved transfer; or

(ii)
when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 notice.

On any direction notice ceasing to have effect the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the default shares as of the record date of any such dividend, distribution or other payment the amount withheld pursuant to the provisions of this Article subject always to the provisions of Article 127 which shall be deemed to apply equally to any amount so withheld.
(e)
The Directors may at any time give notice cancelling a direction notice.

(f)
For the purposes of this Article:

(i)
a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)
the prescribed period is twenty eight (28) days from the date of service of the said Section 1062 notice unless the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of that class, in which case the prescribed period is fourteen (14) days from that date;

(iii)
a transfer of shares is an “approved transfer” if but only if:

(A)
it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(B)
the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(C)
the transfer results from a sale made through the Exchange.

(g)
Nothing contained in this Article shall limit the power of the Company under Section 1066 of the Act.

(h)
For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

12.
Allotment of shares

(a)
Subject to the provisions of these Articles relating to new shares, the unissued shares of the Company shall be at the disposal of the Board, and it may (subject to the provisions of the Act) issue, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as it may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with Sections 71(4) and 1026 of the Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter (1/4) of the nominal amount of the share and the whole of any premium thereon.

(b)
Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of the Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Board is, for the purposes of Section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 1021) up to the amount of the Company’s authorised share capital from time to time and to allot and issue any shares purchased by the Company pursuant to the provisions of Parts 3 and 17 of the Act and held as Treasury Shares and this authority shall expire five years from the date of adoption of these Articles.

(d)
The Board is hereby empowered pursuant to Sections 1021 and 1023(3) of the Act to allot equity securities within the meaning of the said Section 1023 for cash pursuant to the authority conferred by Article 12(c) as if Section 1022 of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph had not expired.

(e)
Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

13.
Payment of commission

Subject to the Act, the Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.
14.
Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART IV — SHARE CERTIFICATES
15.
Issue of certificates

(a)
Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Exchange, a depository, or any operator of any clearance or settlement system, no Shareholder shall be entitled to receive a share certificate for any shares of any class held by him (nor on transferring a part of a holding, to a certificate for the balance).

(b)
Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal or under a securities seal as provided for by Section 1017 of the Act. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal or the securities seal and that any signature on such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be a facsimile printed on such certificates. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

(c)
Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of the shares represented by certificates of the same class, if any, shall be identical.

16.
Replacement of certificates

(a)
Subject to Article 16(b), if a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Directors may determine, but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

(b)
Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board shall advertise the same in such manner as the Board may require, and shall give the Company, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

PART V — LIEN ON SHARES
17.
Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all monies payable in respect of it.

18.
Power of sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.
19.
Power to effect transfer

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share(s) sold to, or in accordance with the directions of, the purchaser. The purchaser shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the purchaser has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.
20.
Proceeds of sale

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.
21.
Liability on shares

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any Holders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Holder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any Holder and whether in consequence of:
(a)
the death of such Holder;

(b)
the non-payment of any income tax or other tax by such Holder;

(c)
the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his estate; or

(d)
any other act or thing;

in every such case (except to the extent that the rights conferred upon Holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):
(A)
the Company shall be fully indemnified by such Holder or his executor or administrator from all liability;

(B)
the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such Holder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Holder under or in consequence of any such law, together with interest at the rate of fifteen per cent. (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(C)
the Company may recover as a debt due from such Holder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company;

(D)
the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such Holder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company;

(E)
subject to the rights conferred upon the holders of any class of shares, nothing in this Article will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Holder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.
PART VI — CALLS ON SHARES
22.
Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares and each member (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
23.
Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be made by instalments.
24.
Liability of joint holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
25.
Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by Section 2(1) of the Act) but the Directors may waive payment of the interest wholly or in part.
26.
Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.
27.
Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

28.
Interest on monies advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. (15%) per annum, as may be agreed upon between the Directors and the member paying such sum in advance.
PART VII — FORFEITURE
29.
Notice requiring payment

(a)
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)
The notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30.
Power of disposal

Subject to the provisions of the Act, a forfeited share shall be deemed to be the property of the Company and may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
31.
Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. The Board may waive payment of the sums due wholly or in part. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.
32.
Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
33.
Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
34.
Surrender of shares

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.
PART VIII — TRANSFER OF SHARES
35.
Form of instrument of transfer

Subject to compliance with the Act and to any applicable restrictions contained in these Articles, applicable law, including U.S. securities laws, and any agreement binding on such Holder as to which the Company is aware, any Holder may transfer all or any of its shares by an instrument of transfer in the usual common form or in any other form or by any other method permissible under applicable law, as may be approved by the Directors.
36.
Execution of instrument of transfer

(a)
The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, Assistant Secretary or any duly authorised delegate or attorney of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing authorisation) and the Secretary or Assistant Secretary or a relevant authorised delegate shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company.

(b)
In the case of transfers to Cede & Co (or any other affiliate of The Depository Trust Company) the instrument of transfer may be executed by the transferor or alternatively on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor transfers of all shares held by the transferor in the share capital of the Company to Cede & Co (or any other affiliate of The Depository Trust Company).

(c)
In the case of transfers other than those to Cede & Co (or any other affiliate of The Depository Trust Company), the instrument of transfer of any share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor all such transfers of shares held by the transferor.
(d)
Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares, shall, once executed in accordance with this clause, be deemed to be a proper instrument of transfer for the purposes of Section 94 of the Act.

(e)
The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(f)
Notwithstanding the provisions of these Articles and subject to any regulations made under Section 1086 or 1087 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 1086 or 1087 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

37.
Stamp duty

Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of or as agent for the transferee, then in those circumstances, the Company shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at the Company’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at the Company’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or any subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares. The members of the Company appoint the Company and any subsidiary of the Company from time to time as their agent in relation to stamp duty. Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.
38.
Refusal to register transfers

The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share which is not fully paid. The Directors may also decline to recognise any instrument of transfer unless:
(i)
the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)
the instrument of transfer is in respect of one class of share only;

(iii)
the instrument is properly stamped (in circumstances where stamping is required);

(iv)
in the case of a transfer to joint holders, the instrument of transfer is in favour of not more than four (4) transferees;

(v)
it is lodged at the Registered Office or at such other place as the Directors may appoint;

(vi)
they are satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(vii)
they are satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

39.
Procedure on refusal

If the Directors refuse to register a transfer then, within two (2) months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.
40.
Closing of transfer books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.
41.
Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
42.
Retention of transfer instruments

All instruments of transfer shall upon their being lodged with Company remain the property of the Company and the Company shall be entitled to retain them, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
43.
Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.
44.
Transfer of warrants

Subject to such of the restrictions of these Articles and to such of the conditions of issue of any share warrants as may be applicable, any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.
PART IX — TRANSMISSION OF SHARES
45.
Death of a member

In the case of the death of a member, the survivor or survivors, where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. For greater certainty, where two or more persons are registered as joint Holders of a share or shares, then in the event of the death of any joint Holder or Holders the remaining joint Holder or Holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint Holder except in the case of the last survivor of such joint Holders.
46.
Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee thereof but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be. If the person so becoming entitled elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of the Articles herein relating to the right to transfer and the registration of transfers of shares will apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.
47.
Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety (90) days, the Directors thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.
PART X — ALTERATION OF SHARE CAPITAL
48.
Increase of capital

The Company from time to time by Ordinary Resolution may increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.
49.
Consolidation, sub-division and cancellation of capital

The Company, by Ordinary Resolution, may:
(a)
reduce its authorised share capital;

(b)
consolidate and divide all or any of its share capital into shares of larger amount;

(c)
subject to the Act, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares);

(d)
make provision for the issue and allotment of shares which do not carry any voting rights;

(e)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(f)
subject to applicable law, change the currency denomination of its share capital.

50.
Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of an issuance, alteration, reorganisation, consolidation, division, or subdivision of the share capital of the Company any member would become entitled to fractions of a share, no such fractions shall be issued or delivered to the members. The Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion, rounding to the nearest cent, among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51.
Purchase of own shares

(a)
Subject to the Act, the Company may, without prejudice to any relevant special rights attached to any class of shares, pursuant to Sections 105 and 1071 of the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Holders or Holders of the same class) and may cancel any shares so purchased or hold them as Treasury Shares and may reissue any such shares as shares of any class or classes. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act. The holder of the shares being purchased shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation (or, in the case of any defaced, worn out, lost, stolen or destroyed share certificate, an indemnity in lieu thereof in terms satisfactory to the Board) and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

(b)
The Company may in addition acquire any of its own fully paid shares otherwise than for valuable consideration in accordance with Section 102(1) of the Act and on such other terms (if any) as it deems appropriate and may cancel such shares on acquisition.

52.
Reduction of capital

The Company, by Special Resolution, may reduce its company capital (as defined in Section 64(1) of the Act) in any manner and with, and subject to, any incident authorised, and consent required, by law. In relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected.
53.
Financial assistance

The Company may give any form of financial assistance which is permitted by the Act for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company.
PART XI — GENERAL MEETINGS
54.
General Meetings outside Ireland & satellite meetings

(a)
Subject to Section 176 of the Act, all general meetings of the Company may be held outside Ireland.

(b)
Subject to the Act, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation by means of two-way, audio visual electronic facilities at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote will be counted in the quorum for, and will be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in Articles 54(c) (i), (ii) and (iii) have been met.

(c)
If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

(ii)
have access to all documents which are required by the Act and these Articles to be made available at the meeting; and

(iii)
participate in any poll required to vote on any resolutions of the Company,

and in that case the chairman may elect to use such adequate facilities described in this Article for the purposes of the meeting and any provision of these Articles relating to meetings will apply to any meeting so extended by the use of such facilities.
(d)
The chairman of the general meeting will be present at, and the meeting will be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in Articles 54(c) (i), (ii) and (iii), the chairman may, without the consent of the meeting adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment will be valid.

(e)
The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic facilities, as described in Article 54(b).

55.
Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one (1) annual general meeting and that of the next.
56.
Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.
57.
Convening general meetings

(a)
The Directors may whenever they think fit convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Act.

(b)
Upon request in writing of Shareholders holding such number of shares as is prescribed by Section 178 of the Act (as amended by Section 1101 of the Act), delivered to the Registered Office, it shall be the duty of the Directors to convene a general meeting to be held within two (2) months from the date of the deposit of the requisition in accordance with Section 178 of the Act (as amended by Section 1101 of the Act). If such notice is not given within two (2) months after the delivery of such request, the requisitionists, or any one (1) of them representing more than one half  (1/2) of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three (3) months from the said date and any notice of such meeting shall be in compliance with these Articles.

(c)
Any request to convene an extraordinary general meeting pursuant to Article 57(b) must be made in accordance with Article 78.

58.
Postponing or cancelling general meetings

(a)
The Directors may postpone a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section 1101 of the Act) or where the postponement of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such postponement shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Article 60.

(b)
The Directors may, with cause, cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section

1101 of the Act) or where the cancellation of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such cancellation shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so cancelled.
59.
Class meetings

All provisions of these Articles relating to general meetings of the Company shall apply equally to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:
(a)
the necessary quorum shall be two (2) or more Holders (or, if there is only one (1) Holder of the relevant class or series of Holders, one (1) Holder) present in person or by proxy or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute the necessary quorum;

(b)
any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)
on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

60.
Notice of general meetings

(a)
Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by at least twenty-one (21) Clear Days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) Clear Days’ notice.

(b)
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of the Directors who are to retire at the meeting and of any persons who are recommended by the Board or a committee thereof for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where notice of the intention to propose the person has been received by the Company in accordance with the provisions of these Articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the Holders of any class of shares of the Company as of the record date set by the Directors other than shares which, under the terms of these Articles or the terms of allotment of such shares, are not entitled to receive such notice from the Company, and to the Directors and the Auditors.

(c)
The accidental omission to give notice of a meeting to, or, in cases where instruments of proxy are sent out without the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)
Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight (28) days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

(e)
Notice of every general meeting shall be given in any manner permitted by these Articles to all Shareholders (other than those who, under the provisions of these Articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director, to the Auditors and to the Secretary.

PART XII — PROCEEDINGS AT GENERAL MEETINGS
61.
Quorum for general meetings

(a)
No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two (2) or more Shareholders (or, if there is only one (1) Shareholder of the relevant class or series of Shareholders, one (1) Shareholder) present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) and holding shares representing at least fifty per cent. (50%) of the issued shares carrying the right to vote at such meeting shall constitute a quorum. Abstention and broker votes not voted by Shareholders present in person or by proxy will be counted as present for purposes of determining whether there is a quorum.

(b)
If such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place (unless Shareholders are notified of another place), or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, one (1) person entitled to be counted in a quorum present at the meeting shall be a quorum.

62.
Security of the meeting

The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting or meeting of a class of members, the chairman of such meeting, is entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.
63.
Business of the meeting

(a)
No business may be transacted at a meeting of Shareholders, other than business that is either proposed by or at the direction of the Directors; proposed at the direction of the High Court of Ireland; proposed on the requisition in writing of such number of members as is prescribed by, and is made in accordance with, the relevant provisions of the Act and Articles 57(b) and 78 hereof and, in respect of an annual general meeting only, these Articles; or the chairman of the meeting determines in his absolute and sole discretion that the business may properly be regarded as within the scope of the meeting.

(b)
For business or nominations to be properly brought by a member at any general meeting, it must be brought in accordance with Articles 78, 79 and 80 and the member proposing such business must be a Holder of record at the time of giving of the notice.

64.
Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the statutory financial statements and the report of the Directors and the report of the Auditors on those statements and the report of the Directors, the review by the members of the Company’s affairs, the election of Directors in the place of those retiring, the fixing of the remuneration of the Directors, subject to Sections 380 and 382 to 385 of the Act, the appointment or the re-appointment of the Auditors and the fixing of the remuneration of the Auditors.

65.
Chairman of general meetings

(a)
The chairman of the board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes (15) after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one (1) of their number to be chairman of the meeting and, if there is only one (1) Director present and willing to act, he shall be chairman.

(b)
If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

66.
Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.
67.
Adjournment of general meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting to an alternative time or indefinitely and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven (7) Clear Days’ notice shall be given specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.
68.
Resolutions

(a)
Subject to the Act, a resolution may only be put to a vote at a general meeting of the Company if:

(i)
it is specified in the notice of the meeting; or

(ii)
it is otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of the Board; or

(iii)
it is proposed at the direction of a court of competent jurisdiction; or

(iv)
it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 178 of the Act (as amended by Section 1101 of the Act); or

(v)
it is proposed in accordance with Article 98; or

(vi)
the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)
No amendment may be made to a resolution at or before the time when it is put to a vote unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)
If the chairman of the meeting rules a resolution or an amendment to a resolution inadmissible or out of order, as the case may be, the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

69.
Determination of resolutions

(a)
Except where a greater majority is required by the Act or these Articles, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

(b)
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

70.
Entitlement to demand poll

Subject to the provisions of the Act, a poll may be demanded:
(a)
by the chairman of the meeting;

(b)
by at least three (3) members present (in person or by proxy) having the right to vote at the meeting;

(c)
by any member or members present (in person or by proxy) representing not less than one-tenth (1∕10) of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all the shares conferring that right.

71.
Taking of a poll

(a)
Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty (30) days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven (7) Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

(d)
A Holder entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses.

72.
Votes of members

Votes may be given either personally or by proxy or a duly authorised representative of a corporate member. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member shall have one (1) vote, so, however, that no individual shall have more than one (1) vote, and on a poll every member present in person or by proxy or a duly authorised representative of a corporate member shall have one (1) vote for every share carrying voting rights of which he is the Holder. On a poll a member entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.
73.
Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.
74.
Voting by incapacitated Holders

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Registered Office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
75.
Written resolution of the members

(a)
Subject to Section 191 of the Act a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

(b)
For the purposes of any written resolution under this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Article, a reference to such date.

76.
Restriction of voting rights

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.
77.
Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.
78.
Notice members’ business for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each matter such member proposes to bring before the meeting:
(a)
a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Articles, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

(b)
as to the member giving the notice:

(i)
the name and address, as they appear in the Register, of such member and any Member Associated Person covered by clause (ii) below;

(ii)
(A) the class and number of shares of the Company which are held of record or are beneficially owned by the member and by any Member Associated Person with respect to the Company’s securities; (B) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such member and any Member Associated Person, any of their respective affiliates or associates, and any others (including their names) acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with any of the foregoing; (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned securities) that has been entered into, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such member or such Member Associated Person, with respect to shares of the Company; (D) a representation that the member is a Holder of shares of the Company (either of record or beneficially) entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (E) a representation whether the member or the Member Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and / or form of proxy to Holders of at least the percentage of the Company’s outstanding shares required to adopt the proposal and / or (y) otherwise to solicit proxies from members in support of such proposal. If requested by the Company, the information required under clauses (A), (B) and (C) of the preceding sentence shall be supplemented by such member and any Member Associated Person not later than ten (10) days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed to disclose such information as of the record date; and

(c)
any material interest of the member or any Member Associated Person in such business.

The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed business is not in compliance with this Article, to declare that such defective proposal shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge that a proposal that is not made in compliance with the procedure specified in this Article, and any such proposal not properly brought before the meeting, be considered.
79.
Notice of member Director nominations for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each nomination such member proposes to bring before the meeting:
(a)
as to each person whom the member proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Secretaries and (v), all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or its otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as nominee and to serving as director if elected); and

(b)
as to the member giving the notice, the provisions of Article 78(b) apply mutatis mutandis.

80.
Member nominations for extraordinary general meetings

(a)
The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

(b)
The chairman of the meeting shall have the power and duty to determine whether a nomination to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed nomination is not in compliance with this Article, to declare that such defective nomination shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Article, and any such nomination not properly brought before the meeting shall not be considered.

(c)
Notwithstanding the foregoing provisions of Articles 78 and 79, unless otherwise required by law, if the member (or a qualified representative of the member) does not appear at the general meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For the purposes of Articles 78 and 79, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by written notice executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting of members.

(d)
In addition, if the member intends to solicit proxies from the members of the Company, such member shall notify the Company of this intent in accordance with Rule 14a-4 and/or Rule 14a-8 under the Exchange Act. Any references in these Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to member nominations or proposals as to any other business to be considered pursuant to these Articles and compliance with these Articles shall be the exclusive means for a member to make nominations or submit proposals for any other business to be considered at a general meeting (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, or any successor rule). Nothing in these Articles shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act.

81.
Appointment of proxy

(a)
Every member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one (1) proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)
An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

(c)
A standing proxy shall be valid for all meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received by the Company. Where a standing proxy exists, its operation shall be deemed to have been suspended at any meeting or adjournment thereof at which the Holder is present or in respect to which the Holder has specially appointed a proxy. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any standing proxy and the operation of any such standing proxy shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to it.
(d)
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

(e)
Subject to the foregoing, a Holder may appoint a proxy by means of an “omnibus” or “enduring” proxy with or without a power of substitution. Such “omnibus” or “enduring” proxy may provide that all persons who appear in a specified register maintained by an Approved Nominee (each a “specified holder”) may act as proxy for so long as the name of the specified holder appears in the specified Approved Nominee register in respect of the relevant number of Shares which appear opposite the name of the specified holder in the Approved Nominee register from time to time (the “Relevant Shares”) in relation to all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Holder may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Holder’s proxy in relation to all meetings of the Company in respect of the Relevant Shares.

(f)
The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company or at such other place within Ireland as is specified for that purpose in the notice convening the relevant meeting, and shall be so deposited not later than:

(i)
48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(ii)
in the case of a poll, 48 hours before the time appointed for the taking of the poll.

82.
Electronic appointment of proxy

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.
83.
Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. Where a member appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise rights attached to a different share or shares held by the member. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

84.
Effect of proxy appointment

A proxy shall have the right to exercise all or any of the rights of his appointer, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he has appointed to the proxy to attend, to demand or join in demanding a poll and to speak and vote at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain in his discretion on any resolution put to the vote. The appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
85.
Effect of revocation of proxy or of authorisation

A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, if no intimation in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer as aforesaid is received by the Company at the Registered Office, at least one (1) hour before the commencement of the meeting or adjourned meeting at which the proxy is used or the representative acts provided however that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.
PART XIII — DIRECTORS
86.
Number of Directors

The number of Directors will not be less than two (2) and will not exceed such number as may from time to time be fixed by the Board. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two (2) Shareholders may summon a general meeting for the purpose of appointing Directors.
87.
Share qualification

A Director shall not require a share qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.
88.
Ordinary remuneration of Directors

(a)
Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine.

(b)
The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

89.
Special remuneration of Directors and use of Company property

(a)
Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

(b)
The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Board from time to time (or as may be set pursuant to any authority delegated pursuant to Part XIV of these Articles).

90.
Expenses of Directors

The Directors may be paid all reasonable travelling, hotel and incidental expenses properly incurred by them in the conduct of the Company’s business or in the discharge of their duties as Director including in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company.
91.
Other positions

Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.
PART XIV — POWERS OF DIRECTORS
92.
Directors’ powers

Subject to the provisions of the Act, the Memorandum and these Articles and to any directions by the members given by Special Resolution, not being inconsistent with these Articles or with the Act, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.
93.
Power to delegate

Without prejudice to the generality of the preceding Article, the Directors may delegate any of their powers to any managing Director or any Director holding any other executive office. Any such delegation may be made subject to any conditions the Directors may impose, either collaterally with or to the exclusion of their own powers and may be revoked.
94.
Appointment of attorneys

The Directors, from time to time and at any time by power of attorney may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
95.
Borrowing powers

Subject to the Act the Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount subject to any limitations by applicable law or Exchange rules.

96.
Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.
PART XV — APPOINTMENT AND RETIREMENT OF DIRECTORS
97.
Appointment of Directors

(a)
Each Director shall retire at the annual general meeting held in the calendar year following the year in which he was appointed or last re-appointed but unless he falls within Article 97(b) below he shall be eligible for re-appointment.

(b)
A Director shall also retire at any general meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-appointment.

(c)
Any Director whose term of office is expiring at an annual general meeting will retain office until the close of that meeting.

98.
Nominations of Directors

No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article or Article 101. Nominations of persons for appointment as Directors may be made:
(a)
by recommendation of the Board or a committee thereof; or

(b)
with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Act (as amended by Section 1101 of the Act), by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting and in compliance with the other provisions of these Articles and the Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting; or

(c)
by Holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue, (sub-clauses (b) and (c) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

For nominations of persons for election as Directors at an extraordinary general meeting to be in proper written form, a Shareholder’s notice must comply with the requirements set out in Article 79.
The determination of whether a nomination of a candidate for election as a Director of the Company has been timely and properly brought before such meeting in accordance with this Article will be made by the chairman of such meeting. If the chairman determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.
99.
Retirement

Subject to Article 100, a Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.
100.
Deemed reappointment

If a Director stands for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

101.
Appointment of additional Directors

Subject as aforesaid, the Directors may appoint a person to be a Director either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.
PART XVI — DISQUALIFICATION AND REMOVAL OF DIRECTORS
102.
Disqualification of Directors

The office of a Director shall be vacated thereupon if the Director:
(a)
is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

(b)
becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)
in the opinion of a majority of the Board, becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)
(not being a Director holding for a fixed term an executive office in his capacity as a Director) resigns his office by notice to the Company;

(e)
is convicted of an indictable offence, unless the Directors otherwise determine;

(f)
shall have been absent for more than six (6) consecutive months without permission of the Directors from meetings of the Directors held during that period, and the Directors pass a resolution that by reason of such absence he has vacated office;

(g)
is required in writing (whether in electronic form or otherwise) by all his co-Directors to resign; or

(h)
is removed from office under Section 146 of the Act or Article 103.

103.
Removal of Directors

The Company, by Ordinary Resolution of which extended notice has been given in accordance with the provisions of the Act, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by Ordinary Resolution appoint another person as Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.
PART XVII — DIRECTORS’ OFFICES AND INTERESTS
104.
Executive offices

(a)
The Directors may appoint one (1) or more of their body to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director or to any other executive office (except that of Auditor) under the Company (including, where considered appropriate, the office of chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)
A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)
The appointment of any Director to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)
The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claims for damages for breach of any contract of service between him and the Company.

(e)
A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(f)
Any person elected or appointed pursuant to this Article shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

(g)
In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(h)
Except as provided in the Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this Article shall be such as are determined from time to time by the Board.

(i)
The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

105.
Directors’ interests

(a)
Subject to the provisions of the Act, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director or entities in which any such Director has an interest or of which any such director is an officer, director, member, partner or employee, notwithstanding his office:

(i)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

(iii)
shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)
Subject to the provisions of the Act, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.
(c)
A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

(e)
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor for the Company.

(f)
For the purposes of this Article:

(i)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)
an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

106.
Restriction on Directors’ voting

(a)
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the Act and these Articles with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.

(b)
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)
For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(d)
The Company by Ordinary Resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(e)
The provisions of Section 228(1)(e) of the Act shall not apply to restrict any Director from entering into any commitment that has been approved by the Board (or which has been has been approved pursuant to any authority delegated by the Board in accordance with Part XIV of these Articles).

107.
Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.
PART XVIII — PROCEEDINGS OF DIRECTORS
108.
Convening and regulation of Directors’ meetings

(a)
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of the Directors to any Director who, being a resident of Ireland, is for the time being absent from Ireland.

(b)
Notwithstanding anything in these Articles or in the Act which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than 48 hours before the date of the meeting, by telephone, email, or any other electronic means on not less than 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any Director may waive any notice required to be given under these Articles, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director.

109.
Quorum for Directors’ meetings

(a)
The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be a majority of the Directors.

(b)
The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

110.
Voting at Directors’ meetings

Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.
111.
Board committees

The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings of committees; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees. Subject to no appointment to the office of chairman of any such Committee having been made pursuant to a resolution of the Board, a committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. Subject to any provisions of this Article, the proceedings of a committee shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.
112.
Telecommunication meetings

A meeting of the Directors or any committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.
113.
Chairman of the Board

Subject to any appointment to the office of chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.
114.
Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.
115.
Directors’ resolutions or other documents in writing

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.
116.
Minutes of meetings

The Directors shall cause minutes to be made in books provided for the purpose:
(a)
of all appointments of officers and committees made by the Directors;

(b)
of the names of the Directors present at each meeting of the Directors and of any Directors and all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)
of all resolutions and proceedings at all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees of Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.
PART XIX — THE SECRETARY
117.
Appointment of Secretary

The Secretary shall (subject to Section 1112 of the Act) be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Act or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting secretary readily available and capable of acting, or by or to any officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.
PART XX — RIGHTS PLAN
118.
Rights plan

Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all Shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.
PART XXI — THE SEAL
119.
Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Act) shall be used only by the authority of the Directors or of a committee authorised by the Directors.
120.
Seal for use abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and a securities seal as provided for in Section 1017 of the Act and such powers shall be vested in the Directors.
121.
Signature of sealed instruments

(a)
Every instrument to which the Seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

(b)
For the purposes of this Article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.

PART XXII — DIVIDENDS AND RESERVES
122.
Declaration of dividends

Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the members, but no such dividend shall exceed the amount recommended by the Directors.
123.
Interim and fixed dividends

Subject to the provisions of the Act, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
124.
Payment of dividends

(a)
Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)
If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

125.
Deductions from dividends

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.
126.
Dividends in specie

The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all the members and may vest any such specific assets in trustees as may seem expedient to the Board.
127.
Dividend payment mechanism

(a)
Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
(b)
In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or joint Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or joint Holders.

128.
Dividends not to bear interest

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
129.
Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply equally to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.
130.
Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for six (6) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
131.
Reserves

Before recommending any dividend, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART XXIII — ACCOUNTS
132.
Accounts

(a)
The Directors shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)
correctly record and explain the transactions of the Company;

(ii)
will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)
will enable the Directors to ensure that any financial statements of the Company can be prepared in accordance with the requirements of the Act; and

(iv)
will enable the financial statements of the Company so prepared to be audited.

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the group and to explain its transactions.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members unless so required under applicable Exchange rules or SEC rules.
(b)
The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)
The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

(d)
In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

(e)
A copy of  (i) the statutory financial statements of the Company which are to be laid before the annual general meeting of the Company, together with a copy of the Directors’ report and Auditors’ report thereon or (ii) summary financial statements prepared in accordance with Section 1119 of the Act shall be sent by post, electronic mail or any other means of electronic communication not less than twenty one (21) Clear Days before the date of the annual general meeting of the Company to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of the Exchange.

(f)
Auditors shall be appointed and their duties regulated in accordance with the Act.

(g)
Where the Directors elect to send summary financial statements to the members in accordance with Section 1119 of the Act, any member may request a copy of the statutory financial statements of the Company and a copy of the Directors’ report and Auditors’ report thereon.

PART XXIV — CAPITALISATION OF PROFITS OR RESERVES
133.
Capitalisation of distributable profits and reserves

The Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). In pursuance of any such resolution under this Article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
134.
Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of the immediately preceding Article the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
PART XXV — NOTICES
135.
Notices in writing

Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).
136.
Service of notices

(a)
A notice or document (including a share certificate) to be given, served, sent or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)
by handing same to him or his authorised agent;

(ii)
by leaving the same at his registered address;

(iii)
by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)
by sending the same by courier in a pre-paid cover addressed to him at his registered address; or

(v)
by sending the same by means of electronic mail or making it available by other means of electronic communication approved by the Directors, provided that any Holder may require the Company to send him a physical copy of the notice or document by requesting the Company to do so provided further however that such request is made after the date of adoption of this Article and it may not take effect until five (5) days after written notice of the request is received by the Company.

(b)
For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be). In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four 24 hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(f)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve (12) hours after despatch.

(g)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(v), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(h)
Without prejudice to the provisions of sub-paragraphs (a) (ii) and (iii) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside Ireland (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of Ireland unaffected by such suspension or curtailment of postal services and if at least ninety-six (96) hours prior to the time appointed for the holding of the meeting the posting of notices to members in Ireland, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting. For the purposes this Article, “public announcement” shall mean disclosure in a press release reported by a national news service or a document publicly filed by the company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(i)
Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(j)
Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him of its intention to use electronic communications for such purposes and the member has not, within 4 weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he may revoke such consent at any time by requesting the Company to communicate with him in documented form provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

137.
Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.
138.
Service on transfer or transmission of shares

(a)
Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

139.
Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
140.
Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
PART XXVI — WINDING UP
141.
Distribution on winding up

Subject to Articles 5, 6, 7 and 8 if the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.
142.
Sale by a liquidator

(a)
In case of a sale by the liquidator under Section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

143.
Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
PART XXVII — MISCELLANEOUS
144.
Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.
145.
Closing the Register or fixing record date

(a)
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of Section 174 of the Act that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members such Register shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

(b)
In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

(c)
If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

146.
Destruction of records

The Company may destroy:
(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company:

(b)
any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration;

(c)
all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;

(d)
all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof;

(e)
all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use;

(f)
all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded; and

(g)
any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)
the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)
nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) are not fulfilled; and

(iii)
references in this Article to the destruction of any document include references to its disposal in any manner.

147.
Untraced shareholders

(a)
The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:

(i)
for a period of twelve (12) years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or the other last known address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)
at the expiration of the said period of twelve (12) years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located the Company has given notice of its intention to sell such share;

(iii)
during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

(iv)
the Company has first given notice in writing to the relevant securities exchange on which the Company’s shares are listed of its intention to sell such shares.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)
The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Monies carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

(d)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(e)
The Company may only exercise the powers granted to it in this Article 147 in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(f)
If during any six year period referred to in Article 147, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for six years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

148.
Indemnity

(a)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person (including, without limitation, any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company), against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of such employee benefit plan and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and except that no such indemnification will be made in respect of any claim, issue or matter as to which such Indemnified Person will have been adjudged to be liable for wilful neglect or wilful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought will determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

(c)
Subject to Articles 148 (g) and (h), to the extent that an Indemnified Person has been successful on the merits or otherwise in defence, of any action, suit or proceeding referred to in Articles 148 (a) and (b) above, or in defence of any claim, issue or matter therein, he or she will be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under Articles 148 (a) and (b) above (unless ordered by a court) will be made by the Company only as authorised in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 148 (a) and (b). Such determination will be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)
The Board will have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.
(f)
Subject to Articles 148 (g) and (h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the manner provided in Article 148 (d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified by the Company as authorised in this Article.

(g)
The provisions for indemnity contained in these Articles will have effect to the fullest extent permitted by law but will not extend to any matter which would render them void pursuant to the Act. In the event of any amendments or judicial interpretations of the Act which may permit a wider indemnification, this Article will be interpreted accordingly.

(h)
The rights to indemnification and reimbursement of expenses provided by these Articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these Articles, under any other applicable bye-laws or Articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorisation of the Board) of the type contemplated by this Article in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or has served at the request of the Company. The indemnification provided by this Article will continue as to a person who has ceased to be an Indemnified Person and will inure to the benefit of his heirs, executors and administrators.

(i)
In this Article, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to Article 104, any member of a committee constituted under Article 111, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this Article, references to the “Company” include all constituent companies in a consolidation or merger or other business combination transaction in which the Company or a predecessor to the Company by consolidation or merger or other business combination transaction was involved.

(j)
To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to Article 104 (each a “Covered Person”) will be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company will be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects will be deposited or for any loss occasioned by any error of judgment or oversight on his or her part or for any other loss, damage, or misfortune whatever which will happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own wilful neglect or wilful default.

149.
Alteration of Articles

The Company may by Special Resolution amend or alter these Articles.